Filed pursuant to Rule 424(b)(5)
Registration No. 333-160572

PROSPECTUS SUPPLEMENT NO. 1
(TO PROSPECTUS DATED AUGUST 7, 2009)

Common Stock

You should carefully read this prospectus supplement and the accompanying prospectus before you invest.  Both documents contain information you should consider before making your investment decision.

This prospectus relates to the issuance and sale of shares of our common stock for aggregate proceeds of up to $15,000,000 from time to time through McNicoll, Lewis & Vlak LLC, a Delaware limited liability company (“MLV”), as our exclusive sales manager.  These sales, if any, will be made in accordance with the terms of a sales agreement between MLV and us.  A form of such sales agreement has been filed with the Securities and Exchange Commission under a Current Report on Form 8-K dated June 22, 2010 and is incorporated herein by reference.  You should read this prospectus, particularly the “Risk Factors” beginning on page S-5 carefully before you invest.  We also encourage you to read the documents to which we have referred you in the “Where You Can Find More Information” section of this prospectus for information on us and for our financial statements.

Our common stock is registered under Section 12(b) of the Securities Exchange Act of 1934 and is listed on The NASDAQ Capital Market under the symbol “PPHM”.  Sales of shares of our common stock, if any, by MLV will be made in privately negotiated transactions or in any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on The Nasdaq Capital Market or sales made through a market maker other than on an exchange.  MLV will make all sales using commercially reasonable efforts consistent with its normal sales and trading practices on mutually agreed upon terms between MLV and us.  On June 21, 2010, the last reported sales price of our common stock on The NASDAQ Capital Market was $3.14 per share.  You are urged to obtain current market quotations for our common stock.

The compensation to MLV for sales of our common stock related to this prospectus will be equal to two percent (2%) of the gross proceeds from the sale of such common stock.  The net proceeds from any sales under this prospectus will be used as described under “Use of Proceeds” in this prospectus.  In connection with the sale of common stock on our behalf, MLV is an “underwriter” within the meaning of the Securities Act, and the compensation of the sales manger constitutes underwriting commissions.  We have agreed to provide indemnification and contribution to MLV against certain liabilities, including liabilities under the Securities Act.

__________________________________

Investing in our securities involves risks.  Please carefully review the information under the heading “Risk Factors” on page S-5.  In addition, risks associated with any investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors” on page S-5.
_________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is June 22, 2010

Prospectus Supplement
ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
OUR BUSINESS	S-1
RISK FACTORS	S-5
FORWARD-LOOKING INFORMATION	S-19
USE OF PROCEEDS	S-20
PLAN OF DISTRIBUTION	S-20
LEGAL MATTERS	S-21
EXPERTS	S-21
WHERE YOU CAN FIND MORE INFORMATION	S-21

Prospectus
ABOUT THIS PROSPECTUS	1
OUR BUSINESS	1
RISK FACTORS	5
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	20
USE OF PROCEEDS	20
DESCRIPTION OF COMMON STOCK	21
DESCRIPTION OF WARRANTS	21
PLAN OF DISTRIBUTION	23
SELLING SECURITY HOLDERS	24
LEGAL MATTERS	25
EXPERTS	26
WHERE TO LEARN MORE ABOUT US	26
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	27
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	28

This prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.  You should assume that the information contained in this prospectus supplement and in the accompanying prospectus is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any sale of securities.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the base prospectus are part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or Commission.  Under the shelf registration statement and in accordance with the shelf registration process, we may sell shares of our common stock with aggregate proceeds from the sales of up to $50,000,000, from time to time after the effectiveness of the shelf registration statement of which this prospectus supplement is a part.  The shelf registration statement has been declared effective by the Commission. This prospectus supplement describes the specific details regarding this offering, including the price, the amount of common stock being offered, the risks of investing in our common stock and the underwriting arrangements.  The base prospectus provides general information about us, some of which, such as the section entitled “Plan of Distribution,” may not apply to this offering.  If information in this prospectus supplement is inconsistent with the base prospectus or the information incorporated by reference, you should rely on this prospectus supplement.  You should read both this prospectus supplement and the base prospectus together with the additional information about Peregrine Pharmaceuticals in this prospectus supplement in the section below entitled “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement. We have not authorized anyone to provide you with different information.  You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

As used in this prospectus supplement, the terms “we”, “us”, “our”, “Company” and “Peregrine” refer to Peregrine Pharmaceuticals, Inc., and its wholly-owned subsidiary, Avid Bioservices, Inc.

OUR BUSINESS

This is only a summary and does not contain all of the information that you should consider before investing in our Common Stock. You should read the entire prospectus carefully, including the “Risk Factors” section as well as the information incorporated by reference into this prospectus under “Where You Can Find More Information.”

Overview

We are a clinical-stage biopharmaceutical company developing first-in-class monoclonal antibodies for the treatment of cancer and viral infections.  We are advancing our two Phase II oncology platforms as well as our Phase I HCV program.  Our Phase II single arm trials in lung, breast, and brain cancers have demonstrated promising results compared to data from historical trials.

Our pipeline of novel investigational product candidates includes bavituximab and Cotara®.  Bavituximab is a first-in-class phosphatidylserine (PS)-targeting monoclonal antibody that represents a new approach to treating cancer and has demonstrated broad-spectrum potential in multiple solid tumors.  PS is a highly immunosuppressive molecule usually located inside the membrane of healthy cells, but “flips” and becomes exposed on the outside of cells that line tumor blood vessels, creating a specific target for anti-cancer treatments.  PS-targeting antibodies target and bind to PS and block this immunosuppressive signal, thereby enabling the immune system to recognize and fight the tumor.  Our Phase II single arm trial in non-small cell lung cancer (“NSCLC”) has led to the design of two new randomized Phase II trials in NSCLC.

Recently, we initiated the first of these trials, a registrational Phase IIb trial evaluating bavituximab in combination with standard chemotherapy in patients with refractory NSCLC, which represents a significant unmet medical need and fastest potential path to market.  We plan to initiate a randomized Phase IIb trial evaluating bavituximab in combination with chemotherapy in front-line NSCLC shortly.   In addition to these company-sponsored trials, we have recently launched an investigator-sponsored trials (IST) program as a cost-effective way to generate insight into bavituximab’s mechanism of action, augment our safety database, and evaluate new combination therapy approaches to treating cancer patients.

Our novel brain cancer therapy Cotara is a targeted monoclonal antibody linked to a radioisotope that is administered directly into the tumor, destroying the tumor from the inside out, with minimal exposure to healthy tissue.  Cotara is currently in a Phase II safety and efficacy study designed to treat up to 40 patients at first relapse and enrollment is over 75% complete.  Cotara has been granted orphan drug status and fast track designation for the treatment of GBM and anaplastic astrocytoma by the U.S. Food and Drug Administration.

Our sources of revenue include our wholly-owned biomanufacturing subsidiary Avid Bioservices, Inc. (“Avid”) and from government-sponsored research programs.  Avid provides integrated manufacturing services for biotechnology and biopharmaceutical companies on a fee-for-service basis, from pre-clinical drug supplies up through commercial-scale drug manufacturing.  In addition to generating revenue from providing a broad range of biomanufacturing services to third-party clients, Avid is strategically integrated with Peregrine to manufacture clinical products for our trials.

Our second source of revenue is derived from government-sponsored research programs.  On June 30, 2008, we were awarded a five-year contract potentially worth up to $44.4 million to test and develop bavituximab and an equivalent fully human antibody as potential broad-spectrum treatments for viral hemorrhagic fever infections.  The contract was awarded through the Transformational Medical Technologies Initiative (“TMTI”) of the U.S. Department of Defense's Defense Threat Reduction Agency (“DTRA”).  As of January 31, 2010, we have recognized a total of $18,048,000 in government contract revenue under the contract.  This federal contract is expected to provide us with up to $22.3 million in funding over an initial 24-month base period.  Subject to the progress of the program and budgetary considerations in future years, the contract can be extended beyond the base period to cover up to $44.4 million in funding over the five-year contract period through three one-year option terms.

We were originally incorporated in California in June 1981 and reincorporated in the State of Delaware on September 25, 1996.  Our principal executive offices are located at 14282 Franklin Avenue, Tustin, California, 92780 and our telephone number is (714) 508-6000.  Our internet website addresses are www.peregrineinc.com and www.avidbio.com.  Information contained on, or can be accessed through, our website does not constitute any part of this Annual Report.

Products in Clinical-Stage Development

Our products in clinical trials are focused on the treatment of cancer and HCV infection.  The below table is a summary of our clinical trials and the current status of each clinical trial.  Additional information pertaining to each clinical trial is further discussed below.

Product	Indication	Trial Design	Trial Status
Bavituximab plus docetaxel	Refractory NSCLC
Phase IIb randomized, double-blinded, placebo-controlled trial designed to treat up to 120 patients.

Primary Endpoint: Overall response rate (“ORR”)

Secondary Endpoints: Median progression free survival (“PFS”), median overall survival (“OS”), duration of response, safety
Trial is open to patient enrollment.
Bavituximab plus carboplatin and paclitaxel	Front-line NSCLC	Phase II open-label trial designed to treat up to 49 patients. Simon two-stage design. Primary Endpoint: ORR Secondary Endpoints: Median PFS, median OS, duration of response, safety	Enrollment is complete. 43% ORR and median PFS was 6.1 months. These results compare favorably to the 15% ORR and 4.5 month median PFS of carboplatin/paclitaxel alone from a historical trial.

Product	Indication	Trial Design	Trial Status
Bavituximab plus docetaxel	Refractory advanced breast cancer	Phase II open-label trial designed to treat up to 46 patients. Simon two-stage design. Primary Endpoint: ORR Secondary Endpoints: Median PFS, median OS, duration of response, safety	Enrollment is complete. 61% ORR and median PFS was 7.4 months. These results compare favorably to the 41% ORR from a separate historical trial of docetaxel alone.
Bavituximab plus carboplatin and paclitaxel	Front-line advanced breast cancer	Phase II open-label trial designed to treat up to 46 patients. Simon two-stage design. Primary Endpoint: ORR Secondary Endpoints: Median PFS, median OS, duration of response, safety	Enrollment is complete. 74% ORR and median PFS was 6.9 months. These results compare favorably to the 62% ORR and 4.8 month median PFS of carboplatin/paclitaxel alone from a separate historical trial.
Cotara	Recurrent glioblastoma multiforme (“GBM”)	Dosimetry and dose confirmation study designed to treat up to 12 patients with recurrent GBM. Endpoints: Safety and biodistribution.
Enrollment is complete.  Data confirms Cotara's targeting capabilities, delivering 300-fold higher radiation levels to the tumor than to normal organs and supports further development at or below a dose of 2.5 mCi/cc of clinical tumor volume.

Cotara	Recurrent GBM	Phase II safety and efficacy study designed to treat up to 40 patients at first relapse. Endpoints: Safety, median OS, median PFS and percentage of patients alive at 6 months.	This study is enrolling patients. Enrollment is over 75% completed.
Bavituximab	Chronic hepatitis C virus (“HCV”) infection co-infected with HIV	Phase Ib repeat dose safety study designed to treat up to 24 patients. Endpoints: Safety, pharmacokinetics, and viral kinetics.	This study is enrolling patients.

Company Information

We are a Delaware corporation.  Our principal offices are located at 14282 Franklin Avenue, Tustin, California 92780.  The telephone number of our principal offices is 714-508-6000.  Our internet addresses are www.peregrineinc.com and www.avidbio.com.  The information contained on our websites is not incorporated by reference and should not be considered a part of this prospectus.  Our website address is included in this prospectus as an inactive textual reference only.

About the Offering
Common stock offered in this Prospectus Supplement	$15,000,000 aggregate gross sales proceeds

Common stock outstanding before this offering	54,388,917 shares (1)

Use of proceeds	See “Use of Proceeds”

NASDAQ Capital Market symbol	PPHM
________________________
(1)           The number set forth above does not include 5,877,925 shares of our common stock that, as of June 21, 2010, are reserved for issuance under shelf registration statements, stock option plans and warrant agreements, calculated as follows:

Number of Shares of Common Stock Reserved For Issuance
Common shares reserved for issuance under outstanding option and restricted stock award grants and available for issuance under our stock incentive plans	5,657,958
Common shares issuable upon exercise of outstanding warrants	219,967
Total	5,877,925

NOTE REGARDING REVERSE STOCK SPLIT

On October 16, 2009, we filed a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a reverse split of our common stock at a ratio of one-for-five.  The reverse stock split was effective at the close of business on October 16, 2009.  All fractional shares created by the reverse stock split were rounded up to the nearest whole share.  All historical share and per share amounts in this prospectus supplement have been adjusted to reflect the reverse stock split.

RISK FACTORS

An investment in our securities involves risk.  Prior to making a decision about investing in our securities, you should consider carefully the following risk factors, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC.  These risks and uncertainties are not the only risks and uncertainties we face.  Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business.  If any of the following risks actually occurs, our business, financial conditions or operating results could be materially adversely affected.  In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

If We Cannot Obtain Additional Funding, Our Product Development And Commercialization Efforts May Be Reduced Or Discontinued And We May Not Be Able To Continue Operations.

At January 31, 2010, we had $16,837,000 in cash and cash equivalents.  We have expended substantial funds on the research, development and clinical trials of our product candidates, and funding the operations of Avid.  As a result, we have historically experienced negative cash flows from operations since our inception and we expect to continue to experience negative cash flows from operations for the foreseeable future.  Our net losses incurred during the past three fiscal years ended April 30, 2009, 2008 and 2007 amounted to $16,524,000, $23,176,000, and $20,796,000, respectively.  Unless and until we are able to generate sufficient revenues from Avid’s contract manufacturing services and/or from the sale and/or licensing of our products under development, we expect such losses to continue for the foreseeable future.

Therefore, our ability to continue our clinical trials and development efforts is highly dependent on the amount of cash and cash equivalents on hand combined with our ability to raise additional capital to support our future operations.  As discussed in our interim unaudited condensed consolidated financial statements for the quarter ended January 31, 2010, there exists substantial doubt regarding our ability to continue as a going concern.

We will need to raise additional capital through one or more methods, including but not limited to, issuing additional equity or debt, in order to support the costs of our research and development programs.

With respect to financing our operations through the issuance of equity, on July 14, 2009, we filed a shelf registration statement on Form S-3, File number 333-160572 (“July 2009 Shelf”), under which we may issue, from time to time, in one or more offerings, shares of our common stock for gross proceeds of up to $50,000,000.  As of the date of this prospectus supplement dated June 22, 2010, gross proceeds of up to $26,578,000 remained available under the July 2009 Shelf.

In addition, on July 14, 2009, we entered into an At Market Issuance Sales Agreement (“July 2009 AMI Agreement”) with Wm Smith & Co., pursuant to which we may sell shares of our common stock through Wm Smith & Co., as agent, in registered transactions from the July 2009 Shelf for aggregate gross proceeds of up to $25,000,000.  Shares of common stock sold under this arrangement are to be sold at market prices.  We are obligated to pay Wm Smith & Co. a commission equal to 3% of the first $15,000,000 in gross proceeds from the sale of shares of our common stock and 2% of the next $10,000,000 in gross proceeds from the sale of shares of our common stock.  As of January 31, 2010, we had sold 3,458,048 shares of common stock at market prices under the July 2009 AMI Agreement in exchange for gross proceeds of $11,680,000.  Subsequent to January 31, 2010 and through June 21, 2010, we have raised an additional $11,742,000 in gross proceeds under the July 2009 AMI Agreement in exchange for 3,404,920 shares of common stock.

In addition to the above, we may also raise additional capital through additional equity offerings, licensing our products in development, or increasing revenue from our wholly owned subsidiary, Avid. While we will continue to explore these potential opportunities, there can be no assurances that we will be successful in raising sufficient capital on terms acceptable to us, or at all, or that sufficient additional revenues will be generated from Avid or under potential licensing or partnering agreements to complete the research, development, and clinical testing of our product candidates.  Based on our current projections, which include projected revenues under signed contracts with existing customers of Avid, combined with the projected revenues from our government contract, we believe we have sufficient cash on hand combined with amounts expected to be received from Avid customers and from our government contract to meet our obligations as they become due through at least the third quarter of our fiscal year 2011 based on current assumptions.  There are a number of uncertainties associated with our financial projections, including but not limited to, termination of third party or government contracts, technical challenges, or possible reductions in funding under our government contract, which could reduce or delay our future projected cash-inflows.  In addition, under our Loan Agreement (see Note 8 included in our interim unaudited condensed consolidated financial statements for the quarter ended January 31, 2010), in the event our government contract with the Transformational Medical Technologies Initiative is terminated or canceled for any reason, including reasons pertaining to budget cuts by the government or reduction in government funding for the program, we would be required to set aside cash and cash equivalents in an amount equal to 80% of the outstanding loan balance in a restricted collateral account non-accessable by us.  In the event our projected cash-inflows are reduced or delayed or if we default on a loan covenant that limits our access to our available cash on hand, we might not have sufficient capital to operate our business through the third quarter of our fiscal year 2011 unless we raise additional capital.  The uncertainties surrounding our future cash inflows have raised substantial doubt regarding our ability to continue as a going concern.

Our Outstanding Indebtedness To MidCap Financial LLC and BlueCrest Capital Finance, L.P. Imposes Certain Restrictions On How We Conduct Our Business.  In Addition, All Of Our Assets, Including Our Intellectual Property, Are Pledged To Secure This Indebtedness.  If We Fail To Meet Our Obligations To The Lenders, Our Payment Obligations May Be Accelerated And The Collateral Securing The Debt May Be Sold To Satisfy These Obligations.

Pursuant to a Loan and Security Agreement dated December 9, 2008 (the “Loan Agreement”), MidCap Financial LLC and BlueCrest Capital Finance, L.P. (the “Lenders”) have provided us a three-year, $5,000,000 working capital loan, which funded on December 19, 2008.  As of January 31, 2010, we have an outstanding principal balance of $3,833,000 under the Loan Agreement.  As collateral to secure our repayment obligations to the Lenders, we and our wholly-owned subsidiary, Avid Bioservices, Inc., have granted the Lenders a first priority security interest in generally all of our respective assets, including our intellectual property.

The Loan Agreement also contains various covenants that restrict our operating flexibility.  Pursuant to the Loan Agreement, we may not, among other things:

•
incur additional indebtedness, except for certain permitted indebtedness. Permitted indebtedness is defined to include accounts payable incurred in the ordinary course of business, leases of equipment or property incurred in the ordinary course of business not to exceed in the aggregate $100,000 outstanding at any one time;

•
incur additional liens on any of our assets except for certain permitted liens including but not limited to non-exclusive licenses of our intellectual property in the ordinary course of business and exclusive licenses of intellectual property provided they are approved by our board of directors and do not involve bavituximab or Cotara;

•	make any payment of subordinated debt, except as permitted under the applicable subordination or intercreditor agreement;
•	merge with or acquire any other entity, or sell all or substantially all of our assets, except as permitted under the Loan Agreement;
•	pay dividends (other than stock dividends) to our shareholders;
•
redeem any outstanding shares of our common stock or any outstanding options or warrants to purchase shares of our common stock except in connection with the repurchase of stock from former employees and consultants pursuant to share repurchase agreements provided such repurchases do not exceed $50,000 in the aggregate during any twelve-month period;

•	enter into transactions with affiliates other than on arms-length terms; and
•	make any change in any of our business objectives, purposes and operations which has or could be reasonably expected to have a material adverse effect on our business.

These provisions could have important consequences for us, including (i) making it more difficult for us to obtain additional debt financing from another lender, or obtain new debt financing on terms favorable to us, because a new lender will have to be willing to be subordinate to the lenders, (ii) causing us to use a portion of our available cash for debt repayment and service rather than other perceived needs and/or (iii) impacting our ability to take advantage of significant, perceived business opportunities.  Our failure to timely repay our obligations under the Loan Agreement or meet the covenants set forth in the Loan Agreement could give rise to a default under the agreement.  In the event of an uncured default, the Loan Agreement provides that all amounts owed to the Lender may be declared immediately due and payable and the Lenders have the right to enforce their security interest in the assets securing the Loan Agreement.  In such event, the Lenders could take possession of any or all of our assets in which they hold a security interest, and dispose of those assets to the extent necessary to pay off our debts, which would materially harm our business.

In The Event Our Contract With The TMTI Is Terminated, Our Loan Requires Us To Place A Significant Amount Of Our Cash In A Restricted Bank Account.

Under the terms of the Loan Agreement, if our contract with the Transformational Medical Technologies Initiative (“TMTI”) of the U.S. Department of Defense's Defense Threat Reduction Agency (“DTRA”) is terminated while any principal balance of the loan is outstanding, we will be required to at all times thereafter maintain cash and cash equivalents in an amount of at least eighty percent (80%) of the then outstanding principal balance of the loan (or $3,067,000 as of January 31, 2010) in a restricted account over which we will not be permitted to make withdrawals or otherwise exercise control.

We Have Had Significant Losses And We Anticipate Future Losses.

We have incurred net losses in most fiscal years since we began operations in 1981.  The following table represents net losses incurred for the nine months ended January 31, 2010 and for each of the past three fiscal years:

Net Loss
Nine months ended January 31, 2010 (unaudited)	$6,753,000
Fiscal Year 2009	$16,524,000
Fiscal Year 2008	$23,176,000
Fiscal Year 2007	$20,796,000

As of January 31, 2010, we had an accumulated deficit of $254,113,000.  While we expect to continue to generate revenues from Avid’s contract manufacturing services, in order to achieve and sustain profitable operations, we must successfully develop and obtain regulatory approval for our products, either alone or with others, and must also manufacture, introduce, market and sell our products.  The costs associated with clinical trials and product manufacturing is very expensive and the time frame necessary to achieve market success for our products is long and uncertain.  We do not expect to generate product or royalty revenues for at least the next two years, and we may never generate product and/or royalty revenues sufficient to become profitable or to sustain profitability.

The Sale Of Substantial Shares Of Our Common Stock May Depress Our Stock Price.

As of June 21, 2010, there were 54,388,917 shares of our common stock outstanding.  Substantially all of these shares are eligible for trading in the public market, subject in some cases to volume and other limitations.  The market price of our common stock may decline if our common stockholders sell a large number of shares of our common stock in the public market, or the market perceives that such sales may occur.

We could also issue up to 5,877,925 additional shares of our common stock that are reserved for future issuance under our stock option plans and for outstanding warrants, as further described in the following table:

Number of Shares of Common Stock Reserved For Issuance
Common shares reserved for issuance under outstanding option and restricted stock award grants and available for issuance under our stock incentive plans	5,657,958
Common shares issuable upon exercise of outstanding warrants	219,967
Total	5,877,925

In addition, the above table does not include shares of common stock that we have available to issue from the July 2009 Shelf, under which we may issue, from time to time, in one or more offerings, shares of our common stock for remaining gross proceeds of up to $26,578,000 as of June 21, 2010.

Of the total options and warrants outstanding as of June 21, 2010, approximately 3,233,000 would be considered dilutive to stockholders because we would receive an amount per share which is less than the market price of our common stock at June 21, 2010.

In addition, we will need to raise substantial additional capital in the future to fund our operations.  If we raise additional funds by issuing equity securities, the market price of our securities may decline and our existing stockholders may experience significant dilution.

Current Economic Conditions And Capital Markets Are In A Period Of Disruption And Instability Which Could Adversely Affect Our Ability To Access The Capital Markets, And Thus Adversely Affect Our Business And Liquidity.

The current economic conditions and financial crisis have had, and will continue to have, a negative impact on our ability to access the capital markets, and thus have a negative impact on our business and liquidity.  The shortage of liquidity and credit combined with the substantial losses in worldwide equity markets could lead to an extended worldwide recession.  We may face significant challenges if conditions in the capital markets do not improve.  Our ability to access the capital markets has been and continues to be severely restricted at a time when we need to access such markets, which could have a negative impact on our business plans, including our clinical trial programs and other research and development activities.  Even if we are able to raise capital, it may not be at a price or on terms that are favorable to us.  We cannot predict the occurrence of future disruptions or how long the current conditions may continue.

Our Highly Volatile Stock Price And Trading Volume May Adversely Affect The Liquidity Of Our Common Stock.

The market price of our common stock and the market prices of securities of companies in the biotechnology sector have generally been highly volatile and are likely to continue to be highly volatile.

The following table shows the high and low sales price and trading volume of our common stock for each quarter in the three fiscal years ended April 30, 2010:

	Common Stock Sales Price		Common Stock Daily Trading Volume (000’s omitted)
	High	Low	High	Low
Fiscal Year 2010
Quarter Ended April 30, 2010	$4.30	$2.86	1,278	66
Quarter Ended January 31, 2010	$3.46	$2.51	1,384	49
Quarter Ended October 31, 2009	$4.74	$2.74	2,243	64
Quarter Ended July 31, 2009	$5.65	$1.85	7,345	39
Fiscal Year 2009
Quarter Ended April 30, 2009	$2.60	$1.52	702	14
Quarter Ended January 31, 2009	$2.35	$1.10	260	19
Quarter Ended October 31, 2008	$2.00	$1.15	263	15
Quarter Ended July 31, 2008	$2.65	$1.54	599	21
Fiscal Year 2008
Quarter Ended April 30, 2008	$3.63	$1.75	769	26
Quarter Ended January 31, 2008	$3.25	$1.75	622	28
Quarter Ended October 31, 2007	$3.95	$2.70	526	34
Quarter Ended July 31, 2007	$7.00	$3.60	4,331	47

The market price of our common stock may be significantly impacted by many factors, including, but not limited to:

•	announcements of technological innovations or new commercial products by us or our competitors;
•	publicity regarding actual or potential clinical trial results relating to products under development by us or our competitors;
•	our financial results or that of our competitors, including our abilities to continue as a going concern;
•	the offering and sale of shares of our common stock at a discount under an equity transaction;
•	changes in our capital structure;
•	published reports by securities analysts;
•	announcements of licensing agreements, joint ventures, strategic alliances, and any other transaction that involves the sale or use of our technologies or competitive technologies;
•	developments and/or disputes concerning our patent or proprietary rights;
•	regulatory developments and product safety concerns;
•	general stock trends in the biotechnology and pharmaceutical industry sectors;
•	public concerns as to the safety and effectiveness of our products;
•	economic trends and other external factors, including but not limited to, interest rate fluctuations, economic recession, inflation, foreign market trends, national crisis, and disasters; and
•	healthcare reimbursement reform and cost-containment measures implemented by government agencies.

These and other external factors have caused and may continue to cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock, and may otherwise negatively affect the liquidity of our common stock.

The Liquidity Of Our Common Stock Will Be Adversely Affected If Our Common Stock Is Delisted From The NASDAQ Capital Market.

Our common stock is traded on The NASDAQ Capital Market.  To maintain inclusion on The NASDAQ Capital Market, we must continue to meet the following six listing requirements:

1.
Net tangible assets of at least $2,500,000 or market capitalization of at least $35,000,000 or net income of at least $500,000 in either our latest fiscal year or in two of our last three fiscal years;

2.	Public float of at least 500,000 shares;
3.	Market value of our public float of at least $1,000,000;
4.	A minimum closing bid price of $1.00 per share of common stock, without falling below this minimum bid price for a period of thirty consecutive trading days;
5.	At least two market makers; and
6.	At least 300 stockholders, each holding at least 100 shares of common stock.

On July 25, 2007, we received a deficiency notice from The NASDAQ Stock Market notifying us that we had not met the $1.00 minimum closing bid price requirement for thirty consecutive trading days as required under NASDAQ listing rules and several extensions of time not to exceed November 11, 2009 to meet the $1.00 minimum closing bid price requirement.  In order to regain compliance, at the close of business on October 16, 2009, we implemented a 1-for-5 reverse stock split of our outstanding common stock previously approved by our stockholders.  On November 3, 2009, the Company received a letter from the NASDAQ Market Listing Qualifications Department stating that the Company had regained compliance with the minimum bid price rule for the continued listing of its common stock on the NASDAQ Capital Market.

Although we currently meet all NASDAQ listing requirements, the market price of our common stock has generally been highly volatile and we cannot guarantee that we will continue to maintain compliance with The NASDAQ Capital Market listing requirements.

If our common stock is ever delisted, we would apply to have our common stock quoted on the over-the-counter electronic bulletin board.  Upon any such delisting, our common stock would become subject to the regulations of the Securities and Exchange Commission relating to the market for penny stocks.  A penny stock, as defined by the Penny Stock Reform Act, is any equity security not traded on a national securities exchange that has a market price of less than $5.00 per share.  The penny stock regulations generally require that a disclosure schedule explaining the penny stock market and the risks associated therewith be delivered to purchasers of penny stocks and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors.  The broker-dealer must make a suitability determination for each purchaser and receive the purchaser’s written agreement prior to the sale.  In addition, the broker-dealer must make certain mandated disclosures, including the actual sale or purchase price and actual bid offer quotations, as well as the compensation to be received by the broker-dealer and certain associated persons.  The regulations applicable to penny stocks may severely affect the market liquidity for our common stock and could limit your ability to sell your securities in the secondary market.

Successful Development Of Our Products Is Uncertain.  To Date, No Revenues Have Been Generated From The Commercial Sale Of Our Products And Our Products May Not Generate Revenues In The Future.

Our development of current and future product candidates is subject to the risks of failure inherent in the development of new pharmaceutical products and products based on new technologies.  These risks include:

•	delays in product development, clinical testing or manufacturing;
•	unplanned expenditures in product development, clinical testing or manufacturing;
•	failure in clinical trials or failure to receive regulatory approvals;
•	emergence of superior or equivalent products;
•	inability to manufacture on our own, or through others, product candidates on a commercial scale;
•	inability to market products due to third party proprietary rights; and
•	failure to achieve market acceptance.

Because of these risks, our research and development efforts or those of our partners may not result in any commercially viable products.  If significant portions of these development efforts are not successfully completed, required regulatory approvals are not obtained, or any approved products are not commercially successful, our business, financial condition and results of operations may be materially harmed.

Because we have not begun the commercial sale of any of our products, our revenue and profit potential is unproven and our limited operating history makes it difficult for an investor to evaluate our business and prospects.  Our technology may not result in any meaningful benefits to our current or potential partners.  No revenues have been generated from the commercial sale of our products, and our products may not generate revenues in the future.  Our business and prospects should be considered in light of the heightened risks and unexpected expenses and problems we may face as a company in an early stage of development in a new and rapidly evolving industry.

We Are Primarily Focusing Our Activities And Resources On The Development Of Bavituximab And Depend On Its Success.

We are focusing most of our near-term research and development activities and resources on bavituximab, and we believe a significant portion of the value of our Company relates to our ability to develop this drug candidate.  The development of bavituximab is subject to many risks, including the risks discussed in other risk factors.  If the results of clinical trials of bavituximab, the regulatory decisions affecting bavituximab, the anticipated or actual timing and plan for commercializing bavituximab, or, ultimately, the market acceptance of bavituximab do not meet our, your, analysts’ or others’ expectations, the market price of our common stock could be adversely affected.

Our Product Development Efforts May Not Be Successful.

Our product candidates have not received regulatory approval and are generally in research, pre-clinical and various clinical stages of development.  If the results from any of the clinical trials are poor, those results may adversely affect our ability to raise additional capital or obtain regulatory approval to conduct additional clinical trials, which will affect our ability to continue full-scale research and development for our antibody technologies.  In addition, our product candidates may take longer than anticipated to progress through clinical trials, or patient enrollment in the clinical trials may be delayed or prolonged significantly, thus delaying the clinical trials.  Patient enrollment is a function of many factors, including the size of the patient population, the nature of the protocol, the proximity of patients to the clinical sites, and the eligibility criteria for the study.  In addition, because our Cotara® product currently in clinical trials represents a departure from more commonly used methods for cancer treatment, potential patients and their doctors may be inclined to use conventional therapies, such as chemotherapy, rather than enroll patients in our clinical study.

Clinical Trials Required For Our Product Candidates Are Expensive And Time Consuming, And Their Outcome Is Uncertain.

In order to obtain FDA approval to market a new drug product, we or our potential partners must demonstrate proof of safety and efficacy in humans.  To meet these requirements, we or our potential partners will have to conduct extensive pre-clinical testing and “adequate and well-controlled” clinical trials.  Conducting clinical trials is a lengthy, time-consuming and expensive process.  The length of time may vary substantially according to the type, complexity, novelty and intended use of the product candidate, and often can be several years or more per trial.  Delays associated with products for which we are directly conducting pre-clinical or clinical trials may cause us to incur additional operating expenses.  Moreover, we may continue to be affected by delays associated with the pre-clinical testing and clinical trials of certain product candidates conducted by our partners over which we have no control.  The commencement and rate of completion of clinical trials may be delayed by many factors, including, for example:

•	obtaining regulatory approval to commence a clinical trial;
•
reaching agreement on acceptable terms with prospective contract research organizations, or CROs, and trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

•	slower than expected rates of patient recruitment due to narrow screening requirements;
•	the inability of patients to meet FDA or other regulatory authorities imposed protocol requirements;
•	the inability to retain patients who have initiated a clinical trial but may be prone to withdraw due to various clinical or personal reasons, or who are lost to further follow-up;
•	the inability to manufacture sufficient quantities of qualified materials under current good manufacturing practices, or cGMPs, for use in clinical trials;
•	the need or desire to modify our manufacturing processes;
•	the inability to adequately observe patients after treatment;
•	changes in regulatory requirements for clinical trials;
•	the lack of effectiveness during the clinical trials;
•	unforeseen safety issues;
•	delays, suspension, or termination of the clinical trials due to the institutional review board responsible for overseeing the study at a particular study site; and
•	government or regulatory delays or “clinical holds” requiring suspension or termination of the trials.

Even if we obtain positive results from pre-clinical or initial clinical trials, we may not achieve the same success in future trials.  Clinical trials may not demonstrate statistically sufficient safety and effectiveness to obtain the requisite regulatory approvals for product candidates employing our technology.

Clinical trials that we conduct or that third-parties conduct on our behalf may not demonstrate sufficient safety and efficacy to obtain the requisite regulatory approvals for any of our product candidates.  We expect to commence new clinical trials from time to time in the course of our business as our product development work continues.  The failure of clinical trials to demonstrate safety and effectiveness for our desired indications could harm the development of that product candidate as well as other product candidates.  Any change in, or termination of, our clinical trials could materially harm our business, financial condition and results of operations.

We Rely On Third Parties To Conduct Our Clinical Trials And Many Of Our Preclinical Studies.  If Those Parties Do Not Successfully Carry Out Their Contractual Duties Or Meet Expected Deadlines, Our Drug Candidates May Not Advance In A Timely Manner Or At All.

In the course of our discovery, preclinical testing and clinical trials, we rely on third parties, including universities, investigators and clinical research organizations, to perform critical services for us. For example, we rely on third parties to conduct our clinical trials and many of our preclinical studies. Clinical research organizations and investigators are responsible for many aspects of the trials, including finding and enrolling patients for testing and administering the trials.  Although we rely on these third parties to conduct our clinical trials, we are responsible for ensuring that each of our clinical trials is conducted in accordance with its investigational plan and protocol.  Moreover, the FDA and foreign regulatory authorities require us to comply with regulations and standards, commonly referred to as good clinical practices, or GCPs, for conducting, monitoring, recording and reporting the results of clinical trials to ensure that the data and results are scientifically credible and accurate and that the trial subjects are adequately informed of the potential risks of participating in clinical trials.  Our reliance on third parties does not relieve us of these responsibilities and requirements.  These third parties may not be available when we need them or, if they are available, may not comply with all regulatory and contractual requirements or may not otherwise perform their services in a timely or acceptable manner, and we may need to enter into new arrangements with alternative third parties and our clinical trials may be extended, delayed or terminated.  These independent third parties may also have relationships with other commercial entities, some of which may compete with us.  In addition, if such third parties fail to perform their obligations in compliance with our clinical trial protocols, our clinical trials may not meet regulatory requirements or may need to be repeated.  As a result of our dependence on third parties, we may face delays or failures outside of our direct control.  These risks also apply to the development activities of our collaborators, and we do not control our collaborators’ research and development, clinical trials or regulatory activities.  We do not expect any drugs resulting from our collaborators’ research and development efforts to be commercially available for many years, if ever.

In addition, we have prepaid research and development expenses to third parties that have been deferred and capitalized as pre-payments to secure the receipt of future preclinical and clinical research and development services.  These pre-payments are recognized as an expense in the period that the services are performed.  We assess our prepaid research and development expenses for impairment when events or changes in circumstances indicate that the carrying amount of the prepaid expense may not be recoverable or provide a future economic benefit, including the risk of third party nonperformance.  If there are indicators that the third parties are unable to perform the research and development services, we may be required to take an impairment charge.

We Do Not Have Experience As a Company Conducting Large-Scale Clinical Trials, Or In Other Areas Required For The Successful Commercialization And Marketing Of Our Product Candidates.

Preliminary results from clinical trials of bavituximab may not be indicative of successful outcomes in later stage trials.  Negative or limited results from any current or future clinical trial could delay or prevent further development of our product candidates which would adversely affect our business.

We have no experience as a Company in conducting large-scale, late-stage clinical trials, and our experience with early-stage clinical trials with small numbers of patients is limited.  In part because of this limited experience, we cannot be certain that planned clinical trials will begin or be completed on time, if at all.  Large-scale trials would require either additional financial and management resources, or reliance on third-party clinical investigators, clinical research organizations (“CROs”) or consultants.  Relying on third-party clinical investigators or CROs may force us to encounter delays that are outside of our control.  Any such delays could have a material adverse effect on our business.

We also do not currently have marketing and distribution capabilities for our product candidates. Developing an internal sales and distribution capability would be an expensive and time-consuming process.  We may enter into agreements with third parties that would be responsible for marketing and distribution.  However, these third parties may not be capable of successfully selling any of our product candidates.  The inability to commercialize and market our product candidates could materially affect our business.

Our International Clinical Trials May Be Delayed Or Otherwise Adversely Impacted By Social, Political And Economic Factors Affecting The Particular Foreign Country.

We are presently conducting clinical trials in India and the Republic of Georgia.  Our ability to successfully initiate, enroll and complete a clinical trial in either country, or in any future foreign country in which we may initiate a clinical trial, are subject to numerous risks unique to conducting business in foreign countries, including:

•	difficulty in establishing or managing relationships with clinical research organizations and physicians;
•	different standards for the conduct of clinical trials and/or health care reimbursement;
•	our inability to locate qualified local consultants, physicians, and partners;
•	the potential burden of complying with a variety of foreign laws, medical standards and regulatory requirements, including the regulation of pharmaceutical products and treatment; and
•	general geopolitical risks, such as political and economic instability, and changes in diplomatic and trade relations.

Because we will be conducting a number of our Phase II clinical trials in India and the Republic of Georgia and potentially other foreign countries, any disruption to our international clinical trial program could significantly delay our product development efforts.  In addition, doing business in the Republic of Georgia, which is in Eastern Europe, involves other significant risks which could materially and adversely affect our business as there remains a high degree of political instability in many parts of Eastern Europe.

Success In Early Clinical Trials May Not Be Indicative Of Results Obtained In Later Trials.

A number of new drugs and biologics have shown promising results in initial clinical trials, but subsequently failed to establish sufficient safety and effectiveness data to obtain necessary regulatory approvals.  Data obtained from pre-clinical and clinical activities are subject to varying interpretations, which may delay, limit or prevent regulatory approval.

Data from our pre-clinical studies and, Phase I and initial Phase II clinical trials should not be relied upon as evidence that later or larger-scale clinical trials will succeed.  The Phase I studies we have completed to date have been designed to primarily assess safety in a small number of patients.  In addition, the limited results we have obtained, and will obtain in the Phase II trials, may not predict results for any future studies and also may not predict future therapeutic benefit of our drug candidates.  We will be required to demonstrate through larger-scale clinical trials that bavituximab and Cotara® are safe and effective for use in a diverse population before we can seek regulatory approval for their commercial sale.  There is typically an extremely high rate of attrition from the failure of drug candidates proceeding through clinical trials.

In addition, regulatory delays or rejections may be encountered as a result of many factors, including changes in regulatory policy during the period of product development.

If We Successfully Develop Products But Those Products Do Not Achieve And Maintain Market Acceptance, Our Business Will Not Be Profitable.

Even if bavituximab, Cotara®, or any future product candidate is approved for commercial sale by the FDA or other regulatory authorities, the degree of market acceptance of any approved product candidate by physicians, healthcare professionals and third-party payors and our profitability and growth will depend on a number of factors, including:

•	our ability to provide acceptable evidence of safety and efficacy;
•	relative convenience and ease of administration;
•	the prevalence and severity of any adverse side effects;
•	availability of alternative treatments;
•	pricing and cost effectiveness;
•	effectiveness of our or our collaborators’ sales and marketing strategy; and
•	our ability to obtain sufficient third-party insurance coverage or reimbursement.

In addition, if bavituximab, Cotara®, or any future product candidate that we discover and develop does not provide a treatment regimen that is more beneficial than the current standard of care or otherwise provide patient benefit, that product likely will not be accepted favorably by the market.  If any products we may develop do not achieve market acceptance, then we may not generate sufficient revenue to achieve or maintain profitability.

In addition, even if our products achieve market acceptance, we may not be able to maintain that market acceptance over time if new products or technologies are introduced that are more favorably received than our products, are more cost effective or render our products obsolete.

If We Cannot License Or Sell Cotara®, It May Be Delayed Or Never Be Further Developed.

We have completed initial Phase I and Phase I/II studies with Cotara® for the treatment of brain cancer.  In addition, we recently announced the completion of patient enrollment in a dose confirmation and dosimetry clinical trial in patients with recurrent glioblastoma multiforme (“GBM”) and final data confirmed Cotara's targeting capabilities, delivering 300-fold higher radiation levels to the tumor than to normal organs.  We are also currently conducting a Phase II safety and efficacy study using a single administration of the drug through an optimized delivery method.  Taken together, the dose confirmation and dosimetry clinical trial along with data collected from the Phase II safety and efficacy study may provide the safety, dosimetry and efficacy data that will support the final design of the larger Phase III study.  Once we complete enrollment and collect data from our Cotara® study for the treatment of GBM, substantial financial resources will be needed to complete the final part of the trial and any additional supportive clinical studies necessary for potential product approval.  We do not presently have the financial resources internally to complete the larger Phase III study.  We therefore intend to continue to seek a licensing or funding partner for Cotara®, and hope that the data from our clinical studies will enhance our opportunities of finding such partner.  If a partner is not found for this technology, we may not be able to advance the project past its current state of development.  Because there are a limited number of companies which have the financial resources, the internal infrastructure, the technical capability and the marketing infrastructure to develop and market a radiopharmaceutical based oncology drug, we may not find a suitable partnering candidate for Cotara®.  We also cannot ensure that we will be able to find a suitable licensing partner for this technology.  Furthermore, we cannot ensure that if we do find a suitable licensing partner, the financial terms that they propose will be acceptable to the Company.

Our Dependency On Our Radiolabeling Suppliers May Negatively Impact Our Ability To Complete Clinical Trials And Market Our Products.

We have procured our antibody radioactive isotope combination services (“radiolabeling”) for Cotara® with Iso-tex Diagnostics, Inc. for all U.S. clinical trials and with the Board of Radiation & Isotope Technology (“BRIT”) for our Phase II study in India.  If either of these suppliers is unable to continue to qualify its respective facility or radiolabel and supply our antibody in a timely manner, our current clinical trials using radiolabeling technology could be adversely affected and significantly delayed.  While there are other suppliers for radioactive isotope combination services in the U.S., our clinical trial would be delayed for up to twelve to eighteen months because it may take that amount of time to certify a new facility under current Good Manufacturing Practices and qualify the product, plus we would incur significant costs to transfer our technology to another vendor.  In addition, the number of facilities that can perform these radiolabeling services is very limited.  Prior to commercial distribution of any of our products, if approved, we will be required to identify and contract with a company for commercial antibody manufacturing and radioactive isotope combination services.  An antibody that has been combined with a radioactive isotope, such as Iodine-131, cannot be stored for long periods of time, as it must be used within one week of being radiolabeled to be effective.  Accordingly, any change in our existing or future contractual relationships with, or an interruption in supply from, any such third-party service provider or antibody supplier could negatively impact our ability to complete ongoing clinical trials conducted by us or a potential licensing partner.

Our Manufacturing Facilities May Not Continue To Meet Regulatory Requirements And Have Limited Capacity.

Before approving a new drug or biologic product, the FDA requires that the facilities at which the product will be manufactured be in compliance with current Good Manufacturing Practices, or cGMP requirements.  To be successful, our therapeutic products must be manufactured for development and, following approval, in commercial quantities, in compliance with regulatory requirements and at acceptable costs.  Currently, we manufacture all pre-clinical and clinical material through Avid Bioservices, our wholly owned subsidiary.  While we believe our current facilities are adequate for the manufacturing of product candidates for clinical trials, our facilities may not be adequate to produce sufficient quantities of any products for commercial sale.

If we are unable to establish and maintain a manufacturing facility or secure third-party manufacturing capacity within our planned time frame and cost parameters, the development and sales of our products, if approved, may be materially harmed.

We may also encounter problems with the following:

•	production yields;
•	quality control and quality assurance;
•	shortages of qualified personnel;
•	compliance with FDA or other regulatory authorities regulations, including the demonstration of purity and potency;
•	changes in FDA or other regulatory authorities requirements;
•	production costs; and/or
•	development of advanced manufacturing techniques and process controls.

In addition, we or any third-party manufacturer will be required to register the manufacturing facilities with the FDA and other regulatory authorities, provided it had not already registered.  The facilities will be subject to inspections confirming compliance with cGMP or other regulations.  If any of our third-party manufacturers or we fail to maintain regulatory compliance, the FDA can impose regulatory sanctions including, among other things, refusal to approve a pending application for a new drug product or biologic product, or revocation of a pre-existing approval.  As a result, our business, financial condition and results of operations may be materially harmed.

We Currently Depend On A Government Contract To Partially Fund Our Research And Development Efforts.  If Our Current Government Funding Is Reduced Or Delayed, Our Drug Development Efforts May Be Negatively Affected.

On June 30, 2008, we were awarded up to a five-year contract potentially worth up to $44.4 million to test and develop bavituximab and an equivalent fully human antibody as potential broad-spectrum treatments for viral hemorrhagic fever infections.  The initial contract was awarded through the Transformational Medical Technologies Initiative (“TMTI”) of the U.S. Department of Defense's Defense Threat Reduction Agency (“DTRA”).  This federal contract is expected to provide us with up to $22.3 million in funding over a 24-month base period.  Subject to the progress of the program and budgetary considerations in future years, the contract can be extended by the TMTI beyond the base period to cover up to $44.4 million in total funding over the five-year contract period through three one-year option terms.  Work under this contract commenced on June 30, 2008.  If we do not receive the expected funding under this contract, we may not be able to develop therapeutics to treat hemorrhagic fever virus infection nor otherwise receive the other indirect benefits that may be derived from receipt of the full funding under this contract.

Federal Government Contracts Contain Provisions Giving Government Customers A Variety Of Rights That Are Unfavorable To Us, Including The Ability To Terminate A Contract At Any Time For Convenience.

Federal government contracts, such as our contract with the TMTI, contain provisions, and are subject to laws and regulations, that give the government rights and remedies not typically found in commercial contracts. These provisions may allow the government to:

•	Reduce, cancel, or otherwise modify our contracts or related subcontract agreements;
•	Decline to exercise an option to renew a multi-year contract;
•	Claim rights in products and systems produced by us;
•
Prohibit future procurement awards with a particular agency as a result of a finding of an organizational conflict of interest based upon prior related work performed for the agency that would give a contractor an unfair advantage over competing contractors;

•	Subject the award of contracts to protest by competitors, which may require the contracting federal agency or department to suspend our performance pending the outcome of the protest;
•	Suspend or debar us from doing business with the federal government or with a governmental agency; and
•	Control or prohibit the export of our products and services.

If the government terminates our contract for convenience, we may recover only our incurred or committed costs, settlement expenses and profit on work completed prior to the termination. If the government terminates our contract for default, we may not recover even those amounts, and instead may be liable for excess costs incurred by the government in procuring undelivered items and services from another source. If the TMTI were to unexpectedly terminate or cancel, or decline to exercise the option to extend our contract beyond the base period, our revenues, product development efforts and operating results would be materially harmed.

We May Have Significant Product Liability Exposure Because We Maintain Only Limited Product Liability Insurance.

We face an inherent business risk of exposure to product liability claims in the event that the administration of one of our drugs during a clinical trial adversely affects or causes the death of a patient.  Although we maintain product liability insurance for clinical studies in the amount of $3,000,000 per occurrence or $3,000,000 in the aggregate on a claims-made basis, this coverage may not be adequate.  Product liability insurance is expensive, difficult to obtain and may not be available in the future on acceptable terms, if at all.  Our inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims in excess of our insurance coverage, if any, or a product recall, could negatively impact our financial position and results of operations.

In addition, the contract manufacturing services that we offer through Avid expose us to an inherent risk of liability as the antibodies or other substances manufactured by Avid, at the request and to the specifications of our customers, could possibly cause adverse effects or have product defects.  We obtain agreements from our customers indemnifying and defending us from any potential liability arising from such risk.  There can be no assurance that such indemnification agreements will adequately protect us against potential claims relating to such contract manufacturing services or protect us from being named in a possible lawsuit.  Although Avid has procured insurance coverage, there is no guarantee that we will be able to maintain our existing coverage or obtain additional coverage on commercially reasonable terms, or at all, or that such insurance will provide adequate coverage against all potential claims to which we might be exposed.  A partially successful or completely uninsured claim against Avid would have a material adverse effect on our consolidated operations.

If We Are Unable To Obtain, Protect And Enforce Our Patent Rights, We May Be Unable To Effectively Protect Or Exploit Our Proprietary Technology, Inventions And Improvements.

Our success depends in part on our ability to obtain, protect and enforce commercially valuable patents.  We try to protect our proprietary positions by filing United States and foreign patent applications related to our proprietary technology, inventions and improvements that are important to developing our business.  However, if we fail to obtain and maintain patent protection for our proprietary technology, inventions and improvements, our competitors could develop and commercialize products that would otherwise infringe upon our patents.

Our patent position is generally uncertain and involves complex legal and factual questions.  Legal standards relating to the validity and scope of claims in the biotechnology and biopharmaceutical fields are still evolving.  Accordingly, the degree of future protection for our patent rights is uncertain.  The risks and uncertainties that we face with respect to our patents include the following:

•	the pending patent applications we have filed or to which we have exclusive rights may not result in issued patents or may take longer than we expect to result in issued patents;
•	the claims of any patents that issue may not provide meaningful protection;
•	we may be unable to develop additional proprietary technologies that are patentable;
•	the patents licensed or issued to us may not provide a competitive advantage;
•	other parties may challenge patents licensed or issued to us;
•
disputes may arise regarding the invention and corresponding ownership rights in inventions and know-how resulting from the joint creation or use of intellectual property by us, our licensors, corporate partners and other scientific collaborators; and

•	other parties may design around our patented technologies.

We May Become Involved In Lawsuits To Protect Or Enforce Our Patents That Would Be Expensive And Time Consuming.

In order to protect or enforce our patent rights, we may initiate patent litigation against third parties.  In addition, we may become subject to interference or opposition proceedings conducted in patent and trademark offices to determine the priority and patentability of inventions.  The defense of intellectual property rights, including patent rights through lawsuits, interference or opposition proceedings, and other legal and administrative proceedings, would be costly and divert our technical and management personnel from their normal responsibilities.  An adverse determination of any litigation or defense proceedings could put our pending patent applications at risk of not being issued.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation.  For example, during the course of this kind of litigation, confidential information may be inadvertently disclosed in the form of documents or testimony in connection with discovery requests, depositions or trial testimony.  This disclosure could have a material adverse effect on our business and our financial results.

We May Not Be Able To Compete With Our Competitors In The Biotechnology Industry Because Many Of Them Have Greater Resources Than We Do And They Are Further Along In Their Development Efforts.

The pharmaceutical and biotechnology industry is intensely competitive and subject to rapid and significant technological change.  Many of the drugs that we are attempting to discover or develop will be competing with existing therapies.  In addition, we are aware of several pharmaceutical and biotechnology companies actively engaged in research and development of antibody-based products that have commenced clinical trials with, or have successfully commercialized, antibody products.  Some or all of these companies may have greater financial resources, larger technical staffs, and larger research budgets than we have, as well as greater experience in developing products and running clinical trials.  We expect to continue to experience significant and increasing levels of competition in the future.  In addition, there may be other companies which are currently developing competitive technologies and products or which may in the future develop technologies and products that are comparable or superior to our technologies and products.

We are currently enrolling patients in a Cotara Phase II ® clinical trial for the treatment of recurrent glioblastoma multiforme (“GBM”), the most aggressive form of brain cancer.  Approved treatments for brain cancer include the Gliadel® Wafer (polifeprosan 20 with carmustine implant) from Eisai, Inc., Temodar® (temozolomide) from Schering-Plough Corporation and Avastin® (bevacizumab) from Roche/Genentech, Inc.  Gliadel® is inserted in the tumor cavity following surgery and releases a chemotherapeutic agent over time.  Temodar® is administered orally to patients with brain cancer.  Avastin® is a monoclonal antibody that targets vascular endothelial growth factor to prevent the formation of new tumor blood vessels.

Because Cotara® targets brain tumors from the inside out, it is a novel treatment dissimilar from other drugs in development for this disease.  Some products in development may compete with Cotara® should they become approved for marketing.  These products include, but are not limited to:  131I-TM601, a radiolabeled chlorotoxin peptide being developed by TransMolecular, Inc., CDX-110, a peptide vaccine under development by Celldex, cilengitide, an integrin-targeting peptide being evaluated by Merck KGaA, and cediranib, a VEGFR tyrosine kinase inibitor being developed by AstraZeneca.  In addition, oncology products marketed for other indications such as Gleevec® (Novartis), Tarceva® (Roche/Genentech/OSI), and Nexavar® (Bayer), are being tested in clinical trials for the treatment of brain cancer.

Bavituximab is currently in clinical trials for the treatment of advanced solid tumors.  Although we are not aware of any other products in development targeting phosphatidylserine as a potential therapy for advanced solid tumors, there are a number of possible competitors with approved or developmental targeted agents used in combination with standard chemotherapy for the treatment of cancer, including but not limited to, Avastin® by Roche/Genentech, Inc., Gleevec® by Novartis, Tarceva® by OSI Pharmaceuticals, Inc. and Roche/Genentech, Inc., Erbitux® by ImClone Systems Incorporated and Bristol-Myers Squibb Company, Rituxan® and Herceptin® by Roche/Genentech, Inc., and Vectibix® by Amgen.  There are a significant number of companies developing cancer therapeutics using a variety of targeted and non-targeted approaches.  A direct comparison of these potential competitors will not be possible until bavituximab advances to later-stage clinical trials.

In addition, we are evaluating bavituximab for the treatment of HCV.  Bavituximab is a first-in-class approach for the treatment of HCV.  We are aware of no other products in development targeting phosphatidylserine as a potential therapy for HCV.  There are a number of companies that have products approved and on the market for the treatment of HCV, including but not limited to:  Peg-Intron® (pegylated interferon-alpha-2b), Rebetol® (ribavirin), and Intron-A (interferon-alpha-2a), which are marketed by Schering-Plough Corporation, and Pegasys® (pegylated interferon-alpha-2a), Copegus® (ribavirin USP) and Roferon-A® (interferon-alpha-2a), which are marketed by Roche Pharmaceuticals, and Infergen® (interferon alfacon-1) now marketed by Three Rivers Pharmaceuticals, LLC.  First line treatment for HCV has changed little since alpha interferon was first introduced in 1991.  The current standard of care for HCV includes a combination of an alpha interferon (pegylated or non-pegylated) with ribavirin.  This combination therapy is generally associated with considerable toxicity including flu-like symptoms, hematologic changes and central nervous system side effects including depression.  It is not uncommon for patients to discontinue alpha interferon therapy because they are unable to tolerate the side effects of the treatment.

Future treatments for HCV are likely to include a combination of these existing products used as adjuncts with products now in development.  Later-stage developmental treatments include improvements to existing therapies, such as ZALBIN™ (albumin interferon alpha-2b) from Human Genome Sciences, Inc.  Other developmental approaches include, but are not limited to, protease inhibitors such as telaprevir from Vertex Pharmaceuticals Incorporated and boceprevir from Schering-Plough Corporation.

Avid Bioservices, Our Subsidiary, Is Exposed To Risks Resulting From Its Small Customer Base.

A significant portion of Avid Bioservices’ revenues have historically been derived from a small customer base.  These customers typically do not enter into long-term contracts because their need for drug supply depends on a variety of factors, including the drug’s stage of development, their financial resources, and, with respect to commercial drugs, demand for the drug in the market.  Our results of operations could be adversely affected if revenue from any one of our primary customers is significantly reduced or eliminated.

If We Lose Qualified Management And Scientific Personnel Or Are Unable To Attract And Retain Such Personnel, We May Be Unable To Successfully Develop Our Products Or We May Be Significantly Delayed In Developing Our Products.

Our success is dependent, in part, upon a limited number of key executive officers, each of whom is an at-will employee, and also upon our scientific researchers.  For example, because of his extensive understanding of our technologies and product development programs, the loss of Mr. Steven W. King, our President & Chief Executive Officer and Director, would adversely affect our development efforts and clinical trial programs during the six to twelve month period that we estimate it would take to find and train a qualified replacement.

We also believe that our future success will depend largely upon our ability to attract and retain highly-skilled research and development and technical personnel.  We face intense competition in our recruiting activities, including competition from larger companies with greater resources.  We do not know if we will be successful in attracting or retaining skilled personnel.  The loss of certain key employees or our inability to attract and retain other qualified employees could negatively affect our operations and financial performance.

Our Governance Documents And State Law Provide Certain Anti-Takeover Measures Which Will Discourage A Third Party From Seeking To Acquire Us Unless Approved By the Board of Directors.

We adopted a shareholder rights plan, commonly referred to as a “poison pill,” on March 16, 2006.  The purpose of the shareholder rights plan is to protect stockholders against unsolicited attempts to acquire control of us that do not offer a fair price to our stockholders as determined by our Board of Directors.  Under the plan, the acquisition of 15% or more of our outstanding common stock by any person or group, unless approved by our board of directors, will trigger the right of our stockholders (other than the acquiror of 15% or more of our common stock) to acquire additional shares of our common stock, and, in certain cases, the stock of the potential acquiror, at a 50% discount to market price, thus significantly increasing the acquisition cost to a potential acquiror.  In addition, our certificate of incorporation and by-laws contain certain additional anti-takeover protective devices.  For example,

•	no stockholder action may be taken without a meeting, without prior notice and without a vote; solicitations by consent are thus prohibited;
•	special meetings of stockholders may be called only by our Board of Directors; and
•
our Board of Directors has the authority, without further action by the stockholders, to fix the rights and preferences, and issue shares, of preferred stock. An issuance of preferred stock with dividend and liquidation rights senior to the common stock and convertible into a large number of shares of common stock could prevent a potential acquiror from gaining effective economic or voting control.

Further, we are subject to Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, restricts certain transactions and business combinations between a corporation and a stockholder owning 15% or more of the corporation’s outstanding voting stock for a period of three years from the date the stockholder becomes a 15% stockholder.

Although we believe these provisions and our rights plan collectively provide for an opportunity to receive higher bids by requiring potential acquirers to negotiate with our Board of Directors, they would apply even if the offer may be considered beneficial by some stockholders.  In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our Board of Directors, which is responsible for appointing the members of our management.

FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference contain some forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, regarding, among other things, our business, our financial position and the research and development of biopharmaceutical products. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions.  Such statements are based largely upon our expectations and projections about future events, and so are subject to certain risks and uncertainties, particularly those inherent in the process of developing and commercializing biopharmaceutical products, that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements.  Among the factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements are risks and uncertainties incorporated by reference under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference.

Although our forward-looking statements reflect good faith beliefs of our management, these statements are based only on facts and circumstances currently known to us.  As a result, we cannot guarantee future results, events, levels of activity, performance or achievement as expressed in or implied by our forward-looking statements.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

USE OF PROCEEDS

Except as otherwise provided in an applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, which may include research and development expenses, clinical trial expenses, repayment of debt, expansion of our contract manufacturing capabilities and increasing our working capital.  Pending the application of the net proceeds, we expect to invest the proceeds in investment grade, interest bearing securities.

The principal purposes of this offering are to increase our operating and financial flexibility.  As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of this offering.  Accordingly, our management will have broad discretion in the application of net proceeds, if any.

PLAN OF DISTRIBUTION

Sales Agreement with MLV

We have entered into a sales agreement with MLV pursuant to which we may issue and sell shares of our common stock for aggregate gross proceeds of up to $15,000,000 from time to time through MLV, as our exclusive sales manager.  The form of the sales agreement is an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus.  The sales, if any, of common stock made under the sales agreement will be made in privately negotiated transactions or in any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on The Nasdaq Capital Market, or sales made through a market maker other than on an exchange.  MLV will make all sales using commercially reasonable efforts consistent with its normal sales and trading practices on mutually agreed upon terms between MLV and us.

MLV will sell the shares of common stock subject to the sales agreement from time to time as agreed upon by us and MLV.  Each time we wish to issue and sell shares of common stock, we will notify MLV of the proposed terms of the placement. Subject to the terms and conditions of the sales agreement, including agreement by MLV of the terms of the placement, MLV will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to try to sell all of the designated shares of common stock.  We may instruct MLV not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction.  MLV will not be obligated to attempt to sell shares if the market price is below the designated price.  We or MLV may suspend the offering of shares of common stock upon proper notice and subject to other conditions.

The compensation to MLV for sales of our common stock related to this prospectus will be equal to 2% of the gross proceeds from the sale of such common stock.  The remaining sales proceeds, after deducting offering expenses and any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of the shares.

Settlement for sales of common stock will occur on the third business day following the date on which any sales are made in return for payment of the net proceeds to us.  There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of common stock on our behalf, MLV is an “underwriter” within the meaning of the Securities Act, and compensation to MLV constitutes underwriting commissions. We have agreed to provide indemnification and contribution to MLV against certain civil liabilities, including liabilities under the Securities Act. MLV may engage in transactions with, or perform services for, us in the ordinary course of business.

The offering of our common stock in accordance with the sales agreement will terminate upon the earlier of:

•	the sale of shares of common stock for aggregate gross proceeds of $15,000,000; or
•	the termination of the sales agreement.

MLV may terminate the sales agreement at any time in certain circumstances, including the occurrence of a material adverse change that, in MLV’s reasonable judgment, may impair its ability to sell the common stock, the Company’s failure to satisfy any condition under of the Agreement or a suspension or limitation of trading of the Company’s common stock on NASDAQ.  The Company may terminate the sales agreement at any time upon 30 days prior notice while MLV may terminate the Agreement at any time upon 90 days prior notice.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Snell & Wilmer LLP, Costa Mesa, California, counsel to Peregrine Pharmaceuticals, Inc.  Certain legal matters will be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.  MLV is being represented in connection with this offering by Holme Roberts & Owen LLP, Denver, Colorado.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended April 30, 2009 (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements) and the effectiveness of our internal control over financial reporting as of April 30, 2009, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. For further information regarding the Company and our securities, please see the registration statement and our other filings with the SEC, including our annual, quarterly, and current reports and any proxy statements, which you may read and copy at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our public filings with the SEC are also available to the public on the SEC’s Internet website at www.sec.gov. Our Internet website address is www.peregrineinc.com.

We furnish holders of our common stock with annual reports containing audited financial statements prepared in accordance with accounting principles generally accepted in the United States following the end of each fiscal year. We file reports and other information with the SEC pursuant to the reporting requirements of the Exchange Act.

Descriptions in this prospectus of documents are intended to be summaries of the material, relevant portions of those documents, but may not be complete descriptions of those documents. For complete copies of those documents, please refer to the exhibits to the registration statement and other documents filed by us with the SEC.

PROSPECTUS
$50,000,000

Common Stock and Warrants

1,873,711
Shares of Common Stock

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. We may offer and sell our common stock and warrants described in this prospectus in one or more offerings from time to time and at prices and on terms to be determined at or prior to the time of the applicable offering. The aggregate initial offering price of all securities sold under this prospectus by us will not exceed $50,000,000. We may offer and sell these securities to or through one or more underwriters, dealers, and agents, or directly to purchasers, on a continuous or delayed basis. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

This prospectus describes the general terms of these securities. The specific terms of the securities and the specific manner in which we will offer and sell them will be contained in a prospectus supplement. The prospectus supplement may also add, update, or change information contained in this prospectus.

In addition, certain selling security holders may sell up to 1,873,711 shares of our common stock from time to time under this prospectus.

We encourage you to carefully review and consider this prospectus and any prospectus supplement before investing in our securities. We also encourage you to read the documents to which we have referred you in the “Where You Can Find More Information” section of this prospectus for information on us and for our financial statements. This prospectus may not be used to consummate sales of our securities by us unless accompanied by a prospectus supplement. However, the selling security holders may use this prospectus to sell shares of our common stock, from time to time, without a prospectus supplement.

Our common stock is registered under Section 12(b) of the Securities Exchange Act of 1934 and is listed on The Nasdaq Capital Market under the symbol “PPHM”.  On August 6 , 2009, the last reported sale price of our common stock on The Nasdaq Capital Market was $0. 785 per share. You are urged to obtain current market quotations for our common stock.
__________________________________

Investing in our securities involves risks. Please carefully review the information under the heading “Risk Factors” on page 5. In addition, risks associated with any investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors” on page 5.
_________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is  August 7, 2009

ABOUT THIS PROSPECTUS	1
OUR BUSINESS	1
RISK FACTORS	5
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	20
USE OF PROCEEDS	20
DESCRIPTION OF COMMON STOCK	21
DESCRIPTION OF WARRANTS	21
PLAN OF DISTRIBUTION	23
SELLING SECURITY HOLDERS	24
LEGAL MATTERS	25
EXPERTS	26
WHERE TO LEARN MORE ABOUT US	26
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	27
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	28

You should rely only on the information contained in this document or to which we have referred you.  We have not authorized anyone to provide you with information that is different.  This document may only be used where it is legal to sell these securities.  The information in this document may only be accurate on the date of this document.  However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

i

ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process.  Under this shelf registration process, we may from time to time offer and sell any combination of the securities described in this prospectus in one or more offerings for total gross proceeds of up to $50,000,000.  This prospectus provides you with a general description of the securities we may offer hereunder.  Each time we sell securities hereunder, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

In addition, this prospectus may be used by the selling security holders to sell up to 1,873,711 shares of our common stock as described under the heading “Selling Security Holders.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any related supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any related prospectus supplement. This prospectus and any related supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus or any related supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any related prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any related prospectus supplement is delivered or securities are sold on a later date.

As used in this prospectus, the terms “we”, “us”, “our”, “Company” and “Peregrine” refer to Peregrine Pharmaceuticals, Inc., and its wholly-owned subsidiary, Avid Bioservices, Inc.

OUR BUSINESS

This is only a summary and does not contain all of the information that you should consider before investing in our Common Stock. You should read the entire prospectus carefully, including the “Risk Factors” section as well as the information incorporated by reference into this prospectus under “Where You Can Find More Information.”

Overview

We are a clinical stage biopharmaceutical company that manufactures and develops monoclonal antibodies for the treatment of cancer and serious viral infections.  We are advancing three separate clinical programs with our novel compounds bavituximab and Cotara® that are the first clinical candidates under our Anti-Phosphatidylserine (“Anti-PS”) therapeutics and Tumor Necrosis Therapy (“TNT”) platforms.

In addition to our clinical programs, we are performing pre-clinical research on bavituximab and an equivalent fully human antibody as a potential broad-spectrum treatment for viral hemorrhagic fever infections under a contract awarded through the Transformational Medical Technologies Initiative (“TMTI”) of the U.S. Department of Defense's Defense Threat Reduction Agency (“DTRA”).  This federal contract is expected to provide us with up to $22.3 million in funding over an initial 24-month base period, with $14.3 million having been appropriated through the current federal fiscal year ending September 30, 2009.

In addition to our research and development efforts, we operate a wholly owned cGMP (current Good Manufacturing Practices) contract manufacturing subsidiary, Avid Bioservices, Inc. (“Avid”).  Avid provides contract manufacturing services for biotechnology and biopharmaceutical companies on a fee-for-service basis, from pre-clinical drug supplies up through commercial-scale drug manufacture.  In addition to these activities, Avid provides critical services in support of Peregrine’s product pipeline including manufacture and scale-up of pre-clinical and clinical drug supplies.

Products in Clinical Stage Development

Our products in clinical trials are focused on the treatment of cancer and HCV infection.  The below table is a summary of our clinical trials and the current status of each clinical trial. Additional information pertaining to each clinical trial is further discussed below.

Product	Indication	Trial Design	Trial Status
Bavituximab	Solid tumor cancers	Phase I monotherapy repeat dose safety study designed to treat up to 28 patients.	In June 2009, we completed planned patient enrollment in this study. Patient treatments and follow-up are continuing. Initial top-line data is expected to be available in calendar year 2009
Bavituximab plus docetaxel	Advanced breast cancer	Phase II study designed to treat up to 15 patients initially. Study was expanded to treat up to a total of 46 patients based on early promising results observed in the initial 15 patients.	The trial was fully enrolled in May 2009. Patient treatment and follow-up are continuing. Initial top-line data is expected to be available in calendar year 2009.
Bavituximab plus carboplatin and paclitaxel	Advanced breast cancer	Phase II study designed to treat up to 15 patients initially. Study was expanded to treat up to a total of 46 patients based on early promising results observed in the initial 15 patients.	Patient enrollment was initiated in April 2009 in the final 31-patient second stage of the trial. The study is actively enrolling patients.
Bavituximab plus carboplatin and paclitaxel	Non-small cell lung cancer (“NSCLC”)	Phase II study designed to treat up to 21 patients initially. Study was expanded to treat up to a total of 49 patients based on early promising results observed in the initial 21 patients.	Patient enrollment was initiated in April 2009 in the final 28-patient second stage of the trial. The study is actively enrolling patients.
Cotara	Glioblastoma multiforme (“GBM”)	Dosimetry and dose confirmation study designed to treat up to 12 patients with recurrent GBM.	This trial is nearing completion of planned patient enrollment.
Cotara	Glioblastoma multiforme (“GBM”)	Phase II safety and efficacy study to treat up to 40 patients at first relapse.	This study is actively enrolling patients and enrollment is over halfway completed
Bavituximab	Chronic hepatitis C virus (“HCV”) infection co-infected with HIV	Phase Ib repeat dose safety study designed to treat up to 24 patients.	This study is actively enrolling patients.

For a more detailed discussion of our proprietary platforms, please refer to our Form 10-K for the fiscal year ended April 30, 2009, filed with the SEC on July 14, 2009.

Company Information

We are a Delaware corporation.  Our principal offices are located at 14282 Franklin Avenue, Tustin, California 92780.  The telephone number of our principal offices is 714-508-6000.  Our internet addresses are www.peregrineinc.com and www.avidbio.com.  The information contained on our websites is not incorporated by reference and should not be considered a part of this prospectus.  Our website address is included in this prospectus as an inactive textual reference only.

About the Offering

Common stock and/or warrants offered by us in this prospectus	$50,000,000 aggregate gross sales proceeds

Common stock offered by the selling security holders	1,873,711 shares

Common stock outstanding before this offering	236,968,914 shares (1)

Use of proceeds	See “Use of Proceeds”

Nasdaq Capital Market symbol	PPHM

(1)  The number set forth above does not include approximately 16,802,392 shares of our common stock that, as of July 10 , 2009, are reserved for issuance under our outstanding stock option plans and warrant agreements, calculated as follows:

Number of Shares of Common Stock Reserved For Issuance
Common shares reserved for issuance upon exercise of outstanding options or reserved for future option grants under our stock incentive plans	15,110,345
Common shares issuable upon exercise of outstanding warrants	1,692,047
Total	16,802,392

RISK FACTORS

You should consider carefully the risk factors described below, and all other information contained in or incorporated by reference in this prospectus, before deciding to invest in our Common Stock and/or Warrants.  If any of the following risks actually occur, they may materially harm our business, financial condition, operating results or cash flow.  As a result, the market price of our Common Stock could decline, and you could lose all or part of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results or financial condition and could result in a complete loss of your investment.

If We Cannot Obtain Additional Funding, Our Product Development And Commercialization Efforts May Be Reduced Or Discontinued And We May Not Be Able To Continue Operations.

At April 30, 2009, we had $10,018,000 in cash and cash equivalents.  We have expended substantial funds on the research, development and clinical trials of our product candidates, and funding the operations of Avid.  As a result, we have historically experienced negative cash flows from operations since our inception and we expect to continue to experience negative cash flows from operations for the foreseeable future.  Our net losses incurred during the past three fiscal years ended April 30, 2009, 2008, and 2007 amounted to $16,524,000, $23,176,000, and $20,796,000, respectively.  Unless and until we are able to generate sufficient revenues from Avid’s contract manufacturing services and/or from the sale and/or licensing of our products under development, we expect such losses to continue for the foreseeable future.

Therefore, our ability to continue our clinical trials and development efforts and to continue as a going concern is highly dependent on the amount of cash and cash equivalents on hand combined with our ability to raise additional capital to support our future operations.  As discussed in Note 1 to the consolidated financial statements on Form 10-K for the fiscal year ended April 30, 2009, there exists substantial doubt regarding our ability to continue as a going concern.

We will need to raise additional capital through one or more methods, including but not limited to, issuing additional equity or debt, in order to support the costs of our research and development programs.

With respect to financing our operations through the issuance of equity, on March 26, 2009, we entered into an At Market Issuance Sales Agreement (“AMI Agreement”) with Wm Smith & Co., pursuant to which we may sell shares of our common stock through Wm Smith & Co., as agent, in registered transactions from our shelf registration statement on Form S-3, File Number 333-139975, for aggregate gross proceeds of up to $7,500,000.  Shares of common stock sold under this arrangement were to be sold at market prices.  As of April 30, 2009, we had sold 1,477,938 shares of common stock under the AMI Agreement for aggregate net proceeds of $550,000.  Subsequent to April 30, 2009, we raised net proceeds of $6,685,000 after deducting commissions of 3% paid to Wm Smith & Co. under the AMI Agreement in exchange for 9,275,859 shares of common stock.

With respect to financing our operations through the issuance of debt, on December 9, 2008, we entered into a loan and security agreement pursuant to which we had the ability to borrow up to $10,000,000 (“Loan Agreement”).  On December 19, 2008, we received initial funding of $5,000,000, in which principal and interest are payable over a thirty (30) month period commencing after the initial six month interest only period.  The amount payable under the Loan Agreement is secured by generally all assets of the Company as further explained in Note 5 to the consolidated financial statements.  Under the Loan Agreement, we had an option, which expired June 30, 2009, to borrow a second tranche in the amount of $5,000,000 upon the satisfaction of certain clinical and financial conditions as set forth in the Loan Agreement.  Although we had satisfied the required clinical and financial conditions by June 30, 2009, we determined that exercising the option to borrow the second tranche, and issuing the additional warrants to the Lenders, was not in the best interests of the Company or our stockholders.

In addition to the above, we may also raise additional capital through additional equity offerings or licensing our products or technology platforms or entering into similar collaborative arrangements.  In order to raise capital through the issuance of equity, we have filed a new shelf registration statement on Form S-3 to register up to $50 million gross in proceeds from the sale of our common stock.  Although we are not required to issue any shares of common stock under this registration statement, we plan to register the underlying shares of common stock as a potential method of raising additional capital to support our drug development efforts.

While we will continue to consider and explore these potential opportunities, there can be no assurances that we will be successful in raising sufficient capital on terms acceptable to us, or at all, or that sufficient additional revenues will be generated from Avid or under potential licensing or partnering agreements to complete the research, development, and clinical testing of our product candidates.  Based on our current projections and assumptions, which include projected revenues under signed contracts with existing customers of Avid, combined with the projected revenues from our government contract, we believe we have sufficient cash on hand combined with amounts expected to be received from Avid customers and from our government contract to meet our obligations as they become due through at least fiscal year 2010.  There are a number of uncertainties associated with our financial projections, including but not limited to, termination of third party or government contracts, technical challenges, or possible reductions in funding under our government contract, which could reduce or delay our future projected cash-inflows.  In addition, under the Loan Agreement, in the event our contract with the Defense Threat Reduction Agency is terminated or canceled for any reason, including reasons pertaining to budget cuts by the government or reduction in government funding for the program, we would be required to set aside cash and cash equivalents in an amount equal to 80% of the outstanding loan balance in a restricted collateral account non-accessible by us.  In the event our projected cash-inflows are reduced or delayed or if we default on a loan covenant that limits our access to our available cash on hand, we might not have sufficient capital to operate our business through the fiscal year 2010 unless we raise additional capital.  The uncertainties surrounding our future cash inflows have raised substantial doubt regarding our ability to continue as a going concern.

Our Outstanding Indebtedness To MidCap Financial LLC and BlueCrest Capital Finance, L.P. Imposes Certain Restrictions On How We Conduct Our Business.  In Addition, All Of Our Assets, Including Our Intellectual Property, Are Pledged To Secure This Indebtedness.  If We Fail To Meet Our Obligations To The Lenders, Our Payment Obligations May Be Accelerated And The Collateral Securing The Debt May Be Sold To Satisfy These Obligations.

                Pursuant to a Loan and Security Agreement dated December 9, 2008 (the “Loan Agreement”), MidCap Financial LLC and BlueCrest Capital Finance, L.P. (the “Lenders”) have provided us a three-year, $5,000,000 working capital loan, which funded on December 19, 2008.  As collateral to secure our repayment obligations to the Lenders, we and our wholly-owned subsidiary, Avid Bioservices, Inc., have granted the Lenders a first priority security interest in generally all of our respective assets, including our intellectual property.

                The Loan Agreement also contains various covenants that restrict our operating flexibility.  Pursuant to the Loan Agreement, we may not, among other things:

●
incur additional indebtedness, except for certain permitted indebtedness. Permitted indebtedness is defined to include accounts payable incurred in the ordinary course of business, leases of equipment or property incurred in the ordinary course of business not to exceed in the aggregate $100,000 outstanding at any one time;

●
incur additional liens on any of our assets except for certain permitted liens including but not limited to non-exclusive licenses of our intellectual property in the ordinary course of business and exclusive licenses of intellectual property provided they are approved by our board of directors and do not involve bavituximab or Cotara;

●	make any payment of subordinated debt, except as permitted under the applicable subordination or intercreditor agreement;
●	merge with or acquire any other entity, or sell all or substantially all of our assets, except as permitted under the Loan Agreement;
●	pay dividends (other than stock dividends) to our shareholders;
●
redeem any outstanding shares of our common stock or any outstanding options or warrants to purchase shares of our common stock except in connection with the repurchase of stock from former employees and consultants pursuant to share repurchase agreements provided such repurchases do not exceed $50,000 in the aggregate during any twelve-month period;

●	enter into transactions with affiliates other than on arms-length terms; and
●	make any change in any of our business objectives, purposes and operations which has or could be reasonably expected to have a material adverse effect on our business.

These provisions could have important consequences for us, including (i) making it more difficult for us to obtain additional debt financing from another lender, or obtain new debt financing on terms favorable to us, because a new lender will have to be willing to be subordinate to the lenders, (ii) causing us to use a portion of our available cash for debt repayment and service rather than other perceived needs and/or (iii) impacting our ability to take advantage of significant, perceived business opportunities.  Our failure to timely repay our obligations under the Loan Agreement or meet the covenants set forth in the Loan Agreement could give rise to a default under the agreement.  In the event of an uncured default, the Loan Agreement provides that all amounts owed to the Lender may be declared immediately due and payable and the Lenders have the right to enforce their security interest in the assets securing the Loan Agreement.  In such event, the Lenders could take possession of any or all of our assets in which they hold a security interest, and dispose of those assets to the extent necessary to pay off our debts, which would materially harm our business.

In The Event Our Contract With The DTRA Is Terminated, Our Loan Requires Us To Place A Significant Amount Of Our Cash In A Restricted Bank Account.

Under the terms of the Loan Agreement, if our contract with the Defense Threat Reduction Agency is terminated while any principal balance of the loan is outstanding, we will be required to at all times thereafter maintain cash and cash equivalents in an amount of at least eighty percent (80%) of the then outstanding principal balance of the loan in a restricted account over which we will not be permitted to make withdrawals or otherwise exercise control.

We Have Had Significant Losses And We Anticipate Future Losses.

We have incurred net losses in most fiscal years since we began operations in 1981.  The following table represents net losses incurred for each of the past three fiscal years:
Net Loss
Fiscal Year 2009	$16,524,000
Fiscal Year 2008	$23,176,000
Fiscal Year 2007	$20,796,000

As of April 30, 2009, we had an accumulated deficit of $247,360,000.  While we expect to continue to generate revenues from Avid’s contract manufacturing services, in order to achieve and sustain profitable operations, we must successfully develop and obtain regulatory approval for our products, either alone or with others, and must also manufacture, introduce, market and sell our products.  The costs associated with clinical trials and product manufacturing is very expensive and the time frame necessary to achieve market success for our products is long and uncertain.  We do not expect to generate product or royalty revenues for at least the next three years, and we may never generate product and/or royalty revenues sufficient to become profitable or to sustain profitability.

The Sale Of Substantial Shares Of Our Common Stock May Depress Our Stock Price.

As of August 6 , 2009, there were 236,968,914 shares of our common stock outstanding.  Substantially all of these shares are eligible for trading in the public market, subject in some cases to volume and other limitations.  The market price of our common stock may decline if our common stockholders sell a large number of shares of our common stock in the public market, or the market perceives that such sales may occur.

We could also issue up to 16,802,392 additional shares of our common stock that are reserved for future issuance under our stock option plans and for outstanding warrants, as further described in the following table:

Number of Shares of Common Stock Reserved For Issuance
Common shares reserved for issuance upon exercise of outstanding options or reserved for future option grants under our stock incentive plans	15,110,345
Common shares issuable upon exercise of outstanding warrants	1,692,047
Total	16,802,392

Of the total options and warrants outstanding as of August 6 , 2009, 5,230,173 would be considered dilutive to stockholders because we would receive an amount per share which is less than the market price of our common stock at August 6 , 2009.

In addition, we will need to raise substantial additional capital in the future to fund our operations.  If we raise additional funds by issuing equity securities, the market price of our securities may decline and our existing stockholders may experience significant dilution.

Current Economic Conditions And Capital Markets Are In A Period Of Disruption And Instability Which Could Adversely Affect Our Ability To Access The Capital Markets, And Thus Adversely Affect Our Business And Liquidity.

The current economic conditions and financial crisis have had, and will continue to have, a negative impact on our ability to access the capital markets, and thus have a negative impact on our business and liquidity.  The shortage of liquidity and credit combined with recent substantial losses in worldwide equity markets could lead to an extended worldwide recession.  We may face significant challenges if conditions in the capital markets do not improve.  Our ability to access the capital markets has been and continues to be severely restricted at a time when we need to access such markets, which could have a negative impact on our business plans, including our pre-clinical studies and clinical trial schedules and other research and development activities.  Even if we are able to raise capital, it may not be at a price or on terms that are favorable to us.  We cannot predict the occurrence of future disruptions or how long the current conditions may continue.

Our Highly Volatile Stock Price And Trading Volume May Adversely Affect The Liquidity Of Our Common Stock.

The market price of our common stock and the market prices of securities of companies in the biotechnology sector have generally been highly volatile and are likely to continue to be highly volatile.

The following table shows the high and low sales price and trading volume of our common stock for each quarter in the three fiscal years ended April 30, 2009:

	Common Stock Sales Price		Common Stock Daily Trading Volume (000’s omitted)
	High	Low	High	Low
Fiscal Year 2009
Quarter Ended April 30, 2009	$0.52	$0.30	3,509	68
Quarter Ended January 31, 2009	$0.47	$0.22	1,298	93
Quarter Ended October 31, 2008	$0.40	$0.23	1,318	77
Quarter Ended July 31, 2008	$0.53	$0.31	2,997	103
Fiscal Year 2008
Quarter Ended April 30, 2008	$0.73	$0.35	3,846	130
Quarter Ended January 31, 2008	$0.65	$0.35	3,111	140
Quarter Ended October 31, 2007	$0.79	$0.54	2,631	169
Quarter Ended July 31, 2007	$1.40	$0.72	21,653	237
Fiscal Year 2007
Quarter Ended April 30, 2007	$1.26	$0.86	6,214	408
Quarter Ended January 31, 2007	$1.39	$1.09	4,299	203
Quarter Ended October 31, 2006	$1.48	$1.12	3,761	277
Quarter Ended July 31, 2006	$1.99	$1.30	23,790	429

The market price of our common stock may be significantly impacted by many factors, including, but not limited to:

•	announcements of technological innovations or new commercial products by us or our competitors;
•	publicity regarding actual or potential clinical trial results relating to products under development by us or our competitors;
•	our financial results or that of our competitors, including our abilities to continue as a going concern;
•	the offering and sale of shares of our common stock at a discount under an equity transaction;
•	changes in our capital structure, including but not limited to any potential reverse stock split;
•	published reports by securities analysts;
•	announcements of licensing agreements, joint ventures, strategic alliances, and any other transaction that involves the sale or use of our technologies or competitive technologies;
•	developments and/or disputes concerning our patent or proprietary rights;
•	regulatory developments and product safety concerns;
•	general stock trends in the biotechnology and pharmaceutical industry sectors;
•	public concerns as to the safety and effectiveness of our products;
•	economic trends and other external factors, including but not limited to, interest rate fluctuations, economic recession, inflation, foreign market trends, national crisis, and disasters; and
•	healthcare reimbursement reform and cost-containment measures implemented by government agencies.

These and other external factors have caused and may continue to cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock, and may otherwise negatively affect the liquidity of our common stock.

The Liquidity Of Our Common Stock Will Be Adversely Affected If Our Common Stock Is Delisted From The NASDAQ Capital Market.

Our common stock is presently traded on The NASDAQ Capital Market.  To maintain inclusion on The NASDAQ Capital Market, we must continue to meet the following six listing requirements:

1.
Net tangible assets of at least $2,500,000 or market capitalization of at least $35,000,000 or net income of at least $500,000 in either our latest fiscal year or in two of our last three fiscal years;

2.	Public float of at least 500,000 shares;
3.	Market value of our public float of at least $1,000,000;
4.	A minimum closing bid price of $1.00 per share of common stock, without falling below this minimum bid price for a period of thirty consecutive trading days;
5.	At least two market makers; and
6.	At least 300 stockholders, each holding at least 100 shares of common stock.

On July 25, 2007, we received a deficiency notice from The NASDAQ Stock Market notifying us that we had not met the $1.00 minimum closing bid price requirement for thirty consecutive trading days as required under NASDAQ listing rules.  According to the NASDAQ notice, we were automatically afforded an initial “compliance period” of 180 calendar days, or until January 22, 2008, to regain compliance with this requirement.  After the initial 180 calendar day period, we remained noncompliant with the minimum closing bid price requirement but because we were in compliance with all other initial listing requirements, we were afforded an additional “compliance period” of 180 calendar days, or until July 21, 2008.  Because we did not regain compliance, i.e., the closing bid price of the Company’s common stock did not meet or exceed $1.00 per share for a minimum of ten (10) consecutive business days prior to July 21, 2008, on July 22, 2008 we received a notice from The NASDAQ Stock Market indicating that we were not in compliance with the minimum bid price requirement for continued listing, and as a result our common stock is subject to delisting.  On July 28, 2008, we requested a hearing with the NASDAQ Listing Qualifications Panel (“Panel”) to review the delisting determination.  Our request for a hearing stayed the delisting pending a decision by the Panel.  The oral hearing took place September 4, 2008 at which we presented to the Panel our definitive plan to achieve and sustain long-term compliance with the listing requirements of the NASDAQ Capital Market.  On September 16, 2008, we received a letter from the NASDAQ Stock Market informing us that the Panel had determined to grant our request to remain listed, subject to the condition that on or before January 20, 2009, we must evidence a closing bid price for our common stock of $1.00 or more for a minimum of ten prior consecutive trading days.

On October 21, 2008, we conducted our 2008 annual meeting of stockholders at which our stockholders approved an amendment to our certificate of incorporation to effect a reverse stock split of the outstanding shares of our common stock at a ratio to be determined by our Board of Directors within a range of three-for-one and ten-for-one.  Subsequent to our annual meeting of stockholders, the NASDAQ Stock Market suspended the bid price and market value of publicly held shares continued listing requirements through April 17, 2009.  As a result of this suspension, the exception granted to us by the Panel, which required us to demonstrate compliance with the closing minimum bid price requirement by January 20, 2009, has now been extended to no later than November 11, 2009.  On July 14, 2009, we received a letter from The NASDAQ Stock Market informing us that NASDAQ does not anticipate that it will further extend its suspension of the bid price requirement.

We intend to pursue all available options to ensure our continued listing on the NASDAQ Stock Market, including, if necessary, effecting the reverse stock split of our outstanding common stock previously approved by our stockholders.  Although we currently meet all other NASDAQ listing requirements, the market price of our common stock has generally been highly volatile and we cannot guarantee that we will be able to regain compliance with the minimum closing bid price requirement within the required compliance period.  If we fail to regain compliance with the minimum closing bid price requirement or fail to comply with any other of The NASDAQ Capital Market listing requirements, the market value of our common stock could fall and holders of common stock would likely find it more difficult to dispose of the common stock.

If our common stock is delisted, we would apply to have our common stock quoted on the over-the-counter electronic bulletin board.  Upon any such delisting, our common stock would become subject to the regulations of the Securities and Exchange Commission relating to the market for penny stocks.  A penny stock, as defined by the Penny Stock Reform Act, is any equity security not traded on a national securities exchange that has a market price of less than $5.00 per share.  The penny stock regulations generally require that a disclosure schedule explaining the penny stock market and the risks associated therewith be delivered to purchasers of penny stocks and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors.  The broker-dealer must make a suitability determination for each purchaser and receive the purchaser’s written agreement prior to the sale.  In addition, the broker-dealer must make certain mandated disclosures, including the actual sale or purchase price and actual bid offer quotations, as well as the compensation to be received by the broker-dealer and certain associated persons.  The regulations applicable to penny stocks may severely affect the market liquidity for our common stock and could limit your ability to sell your securities in the secondary market.

If We Effect A Reverse Stock Split, The Liquidity of Our Common Stock And Market Capitalization Could Be Adversely Affected.

A reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in our overall market capitalization.  If the per share market price does not increase proportionately as a result of the reverse split, then the value of our company as measured by our market capitalization will be reduced, perhaps significantly.  In addition, because the reverse split will significantly reduce the number of shares of our common stock that are outstanding, the liquidity of our common stock could be adversely affected and you may find it more difficult to purchase or sell shares of our common stock.

Successful Development Of Our Products Is Uncertain.  To Date, No Revenues Have Been Generated From The Commercial Sale Of Our Products And Our Products May Not Generate Revenues In The Future.

Our development of current and future product candidates is subject to the risks of failure inherent in the development of new pharmaceutical products and products based on new technologies.  These risks include:

•	delays in product development, clinical testing or manufacturing;
•	unplanned expenditures in product development, clinical testing or manufacturing;
•	failure in clinical trials or failure to receive regulatory approvals;
•	emergence of superior or equivalent products;
•	inability to manufacture on our own, or through others, product candidates on a commercial scale;
•	inability to market products due to third party proprietary rights; and
•	failure to achieve market acceptance.

Because of these risks, our research and development efforts or those of our partners may not result in any commercially viable products.  If significant portions of these development efforts are not successfully completed, required regulatory approvals are not obtained, or any approved products are not commercially successful, our business, financial condition and results of operations may be materially harmed.

Because we have not begun the commercial sale of any of our products, our revenue and profit potential is unproven and our limited operating history makes it difficult for an investor to evaluate our business and prospects.  Our technology may not result in any meaningful benefits to our current or potential partners.  No revenues have been generated from the commercial sale of our products, and our products may not generate revenues in the future.  Our business and prospects should be considered in light of the heightened risks and unexpected expenses and problems we may face as a company in an early stage of development in a new and rapidly evolving industry.

We Are Primarily Focusing Our Activities And Resources On The Development Of Bavituximab And Depend On Its Success.

We are focusing most of our near-term research and development activities and resources on bavituximab, and we believe a significant portion of the value of our Company relates to our ability to develop this drug candidate.  The development of bavituximab is subject to many risks, including the risks discussed in other risk factors.  If the results of clinical trials of bavituximab, the regulatory decisions affecting bavituximab, the anticipated or actual timing and plan for commercializing bavituximab, or, ultimately, the market acceptance of bavituximab do not meet our, your, analysts’ or others’ expectations, the market price of our common stock could be adversely affected.

Our Product Development Efforts May Not Be Successful.

Our product candidates have not received regulatory approval and are generally in research, pre-clinical and various clinical stages of development.  If the results from any of the clinical trials are poor, those results may adversely affect our ability to raise additional capital or obtain regulatory approval to conduct additional clinical trials, which will affect our ability to continue full-scale research and development for our antibody technologies.  In addition, our product candidates may take longer than anticipated to progress through clinical trials, or patient enrollment in the clinical trials may be delayed or prolonged significantly, thus delaying the clinical trials.  Patient enrollment is a function of many factors, including the size of the patient population, the nature of the protocol, the proximity of patients to the clinical sites, and the eligibility criteria for the study.  In addition, because our Cotara® product currently in clinical trials represents a departure from more commonly used methods for cancer treatment, potential patients and their doctors may be inclined to use conventional therapies, such as chemotherapy, rather than enroll patients in our clinical study.

Clinical Trials Required For Our Product Candidates Are Expensive And Time Consuming, And Their Outcome Is Uncertain.

In order to obtain FDA approval to market a new drug product, we or our potential partners must demonstrate proof of safety and efficacy in humans.  To meet these requirements, we or our potential partners will have to conduct extensive pre-clinical testing and “adequate and well-controlled” clinical trials.  Conducting clinical trials is a lengthy, time-consuming and expensive process.  The length of time may vary substantially according to the type, complexity, novelty and intended use of the product candidate, and often can be several years or more per trial.  Delays associated with products for which we are directly conducting pre-clinical or clinical trials may cause us to incur additional operating expenses.  Moreover, we may continue to be affected by delays associated with the pre-clinical testing and clinical trials of certain product candidates conducted by our partners over which we have no control.  The commencement and rate of completion of clinical trials may be delayed by many factors, including, for example:

•	obtaining regulatory approval to commence a clinical trial;
•
reaching agreement on acceptable terms with prospective contract research organizations, or CROs, and trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

•	slower than expected rates of patient recruitment due to narrow screening requirements;
•	the inability of patients to meet FDA or other regulatory authorities imposed protocol requirements;
●	the inability to retain patients who have initiated a clinical trial but may be prone to withdraw due to various clinical or personal reasons, or who are lost to further follow-up;
●	the inability to manufacture sufficient quantities of qualified materials under current good manufacturing practices, or cGMPs, for use in clinical trials;
•	the need or desire to modify our manufacturing processes;
•	the inability to adequately observe patients after treatment;
•	changes in regulatory requirements for clinical trials;
•	the lack of effectiveness during the clinical trials;
•	unforeseen safety issues;
●	delays, suspension, or termination of the clinical trials due to the institutional review board responsible for overseeing the study at a particular study site; and
•	government or regulatory delays or “clinical holds” requiring suspension or termination of the trials.

Even if we obtain positive results from pre-clinical or initial clinical trials, we may not achieve the same success in future trials.  Clinical trials may not demonstrate statistically sufficient safety and effectiveness to obtain the requisite regulatory approvals for product candidates employing our technology.

Clinical trials that we conduct or that third-parties conduct on our behalf may not demonstrate sufficient safety and efficacy to obtain the requisite regulatory approvals for any of our product candidates.  We expect to commence new clinical trials from time to time in the course of our business as our product development work continues.  The failure of clinical trials to demonstrate safety and effectiveness for our desired indications could harm the development of that product candidate as well as other product candidates.  Any change in, or termination of, our clinical trials could materially harm our business, financial condition and results of operations.

We Rely On Third Parties To Conduct Our Clinical Trials And Many Of Our Preclinical Studies.  If Those Parties Do Not Successfully Carry Out Their Contractual Duties Or Meet Expected Deadlines, Our Drug Candidates May Not Advance In A Timely Manner Or At All.

In the course of our discovery, preclinical testing and clinical trials, we rely on third parties, including universities, investigators and clinical research organizations, to perform critical services for us. For example, we rely on third parties to conduct our clinical trials and many of our preclinical studies. Clinical research organizations and investigators are responsible for many aspects of the trials, including finding and enrolling patients for testing and administering the trials.  Although we rely on these third parties to conduct our clinical trials, we are responsible for ensuring that each of our clinical trials is conducted in accordance with its investigational plan and protocol.  Moreover, the FDA and foreign regulatory authorities require us to comply with regulations and standards, commonly referred to as good clinical practices, or GCPs, for conducting, monitoring, recording and reporting the results of clinical trials to ensure that the data and results are scientifically credible and accurate and that the trial subjects are adequately informed of the potential risks of participating in clinical trials.  Our reliance on third parties does not relieve us of these responsibilities and requirements.  These third parties may not be available when we need them or, if they are available, may not comply with all regulatory and contractual requirements or may not otherwise perform their services in a timely or acceptable manner, and we may need to enter into new arrangements with alternative third parties and our clinical trials may be extended, delayed or terminated.  These independent third parties may also have relationships with other commercial entities, some of which may compete with us.  In addition, if such third parties fail to perform their obligations in compliance with our clinical trial protocols, our clinical trials may not meet regulatory requirements or may need to be repeated.  As a result of our dependence on third parties, we may face delays or failures outside of our direct control.  These risks also apply to the development activities of our collaborators, and we do not control our collaborators’ research and development, clinical trials or regulatory activities.  We do not expect any drugs resulting from our collaborators’ research and development efforts to be commercially available for many years, if ever.

We Do Not Have Experience As a Company Conducting Large-Scale Clinical Trials, Or In Other Areas Required For The Successful Commercialization And Marketing Of Our Product Candidates.

Preliminary results from clinical trials of bavituximab may not be indicative of successful outcomes in later stage trials.  Negative or limited results from any current or future clinical trial could delay or prevent further development of our product candidates which would adversely affect our business.

We have no experience as a Company in conducting large-scale, late stage clinical trials, and our experience with early-stage clinical trials with small numbers of patients is limited.  In part because of this limited experience, we cannot be certain that planned clinical trials will begin or be completed on time, if at all.  Large-scale trials would require either additional financial and management resources, or reliance on third-party clinical investigators, clinical research organizations (“CROs”) or consultants. Relying on third-party clinical investigators or CROs may force us to encounter delays that are outside of our control.  Any such delays could have a material adverse effect on our business.

We also do not currently have marketing and distribution capabilities for our product candidates. Developing an internal sales and distribution capability would be an expensive and time-consuming process.  We may enter into agreements with third parties that would be responsible for marketing and distribution.  However, these third parties may not be capable of successfully selling any of our product candidates.  The inability to commercialize and market our product candidates could materially affect our business.

Our International Clinical Trials May Be Delayed Or Otherwise Adversely Impacted By Social, Political And Economic Factors Affecting The Particular Foreign Country.

We are presently conducting clinical trials in India and the Republic of Georgia.  Our ability to successfully initiate, enroll and complete a clinical trial in either country, or in any future foreign country in which we may initiate a clinical trial, are subject to numerous risks unique to conducting business in foreign countries, including:

•	difficulty in establishing or managing relationships with clinical research organizations and physicians;
•	different standards for the conduct of clinical trials and/or health care reimbursement;
•	our inability to locate qualified local consultants, physicians, and partners;
•	the potential burden of complying with a variety of foreign laws, medical standards and regulatory requirements, including the regulation of pharmaceutical products and treatment; and
●	general geopolitical risks, such as political and economic instability, and changes in diplomatic and trade relations.

Because we will be conducting a number of our Phase II clinical trials in India and the Republic of Georgia and potentially other foreign countries, any disruption to our international clinical trial program could significantly delay our product development efforts.  In addition, doing business in the Republic of Georgia, which is in Eastern Europe, involves other significant risks which could materially and adversely affect our business as there remains a high degree of political instability in many parts of Eastern Europe.

Success In Early Clinical Trials May Not Be Indicative Of Results Obtained In Later Trials.

A number of new drugs and biologics have shown promising results in initial clinical trials, but subsequently failed to establish sufficient safety and effectiveness data to obtain necessary regulatory approvals.  Data obtained from pre-clinical and clinical activities are subject to varying interpretations, which may delay, limit or prevent regulatory approval.

Positive results from our pre-clinical studies, Phase I and the first stage of our Phase II clinical trials should not be relied upon as evidence that later or larger-scale clinical trials will succeed.  The Phase I studies we have completed to date have been designed to primarily assess safety in a small number of patients.  In addition, while we have completed the first stage of all three of our Phase II studies, and obtained positive results with respect to our primary endpoints, our Phase II trials are open-label, Simon two-stage design trials to evaluate the safety and efficacy on bavituximab in combination with chemotherapy drugs in a limited number of patients.  The limited results we have obtained, and will obtain in the Phase II trials, may not predict results for any future studies and also may not predict future therapeutic benefit of our drug candidates.  We will be required to demonstrate through larger-scale clinical trials that bavituximab and Cotara® are safe and effective for use in a diverse population before we can seek regulatory approval for their commercial sale.  There is typically an extremely high rate of attrition from the failure of drug candidates proceeding through clinical trials.

In addition, regulatory delays or rejections may be encountered as a result of many factors, including changes in regulatory policy during the period of product development.

If We Successfully Develop Products But Those Products Do Not Achieve And Maintain Market Acceptance, Our Business Will Not Be Profitable.

Even if bavituximab, Cotara®, or any future product candidate is approved for commercial sale by the FDA or other regulatory authorities, the degree of market acceptance of any approved product candidate by physicians, healthcare professionals and third-party payors and our profitability and growth will depend on a number of factors, including:

•	our ability to provide acceptable evidence of safety and efficacy;
•	relative convenience and ease of administration;
•	the prevalence and severity of any adverse side effects;
•	availability of alternative treatments;
•	pricing and cost effectiveness;
•	effectiveness of our or our collaborators’ sales and marketing strategy; and
•	our ability to obtain sufficient third-party insurance coverage or reimbursement.

In addition, if bavituximab, Cotara®, or any future product candidate that we discover and develop does not provide a treatment regimen that is more beneficial than the current standard of care or otherwise provide patient benefit, that product likely will not be accepted favorably by the market.  If any products we may develop do not achieve market acceptance, then we may not generate sufficient revenue to achieve or maintain profitability.

In addition, even if our products achieve market acceptance, we may not be able to maintain that market acceptance over time if new products or technologies are introduced that are more favorably received than our products, are more cost effective or render our products obsolete.

If We Cannot License Or Sell Cotara®, It May Be Delayed Or Never Be Further Developed.

We have completed Phase I and Phase I/II studies with Cotara® for the treatment of brain cancer.  In addition, we are currently conducting a dose confirmation and dosimetry clinical trial in patients with recurrent glioblastoma multiforme (“GBM”).  We are also currently conducting a Phase II safety and efficacy study using a single administration of the drug through an optimized delivery method.  Taken together, the current U.S. study along with data collected from the Phase II safety and efficacy study should provide the safety, dosimetry and efficacy data that will support the final design of the larger Phase III study.  Once we complete these two Cotara® studies for the treatment of GBM, substantial financial resources will be needed to complete the final part of the trial and any additional supportive clinical studies necessary for potential product approval.  We do not presently have the financial resources internally to complete the larger Phase III study.  We therefore intend to continue to seek a licensing or funding partner for Cotara®, and hope that the data from our clinical studies will enhance our opportunities of finding such partner.  If a partner is not found for this technology, we may not be able to advance the project past its current state of development.  Because there are a limited number of companies which have the financial resources, the internal infrastructure, the technical capability and the marketing infrastructure to develop and market a radiopharmaceutical based oncology drug, we may not find a suitable partnering candidate for Cotara®.  We also cannot ensure that we will be able to find a suitable licensing partner for this technology.  Furthermore, we cannot ensure that if we do find a suitable licensing partner, the financial terms that they propose will be acceptable to the Company.

Our Dependency On Our Radiolabeling Suppliers May Negatively Impact Our Ability To Complete Clinical Trials And Market Our Products.

We have procured our antibody radioactive isotope combination services (“radiolabeling”) for Cotara® with Iso-tex Diagnostics, Inc. for all U.S. clinical trials and with the Board of Radiation & Isotope Technology (“BRIT”) for our Phase II study in India.  If either of these suppliers is unable to continue to qualify its respective facility or radiolabel and supply our antibody in a timely manner, our current clinical trials using radiolabeling technology could be adversely affected and significantly delayed.  While there are other suppliers for radioactive isotope combination services in the U.S., our clinical trial would be delayed for up to twelve to eighteen months because it may take that amount of time to certify a new facility under current Good Manufacturing Practices and qualify the product, plus we would incur significant costs to transfer our technology to another vendor.  In addition, the number of facilities that can perform these radiolabeling services is very limited.  Prior to commercial distribution of any of our products, if approved, we will be required to identify and contract with a company for commercial antibody manufacturing and radioactive isotope combination services.  An antibody that has been combined with a radioactive isotope, such as Iodine-131, cannot be stored for long periods of time, as it must be used within one week of being radiolabeled to be effective.  Accordingly, any change in our existing or future contractual relationships with, or an interruption in supply from, any such third-party service provider or antibody supplier could negatively impact our ability to complete ongoing clinical trials conducted by us or a potential licensing partner.

Our Manufacturing Facilities May Not Continue To Meet Regulatory Requirements And Have Limited Capacity.

Before approving a new drug or biologic product, the FDA requires that the facilities at which the product will be manufactured be in compliance with current Good Manufacturing Practices, or cGMP requirements.  To be successful, our therapeutic products must be manufactured for development and, following approval, in commercial quantities, in compliance with regulatory requirements and at acceptable costs.  Currently, we manufacture all pre-clinical and clinical material through Avid Bioservices, our wholly owned subsidiary.  While we believe our current facilities are adequate for the manufacturing of product candidates for clinical trials, our facilities may not be adequate to produce sufficient quantities of any products for commercial sale.

If we are unable to establish and maintain a manufacturing facility or secure third-party manufacturing capacity within our planned time frame and cost parameters, the development and sales of our products, if approved, may be materially harmed.

We may also encounter problems with the following:

•	production yields;
•	quality control and quality assurance;
•	shortages of qualified personnel;
•	compliance with FDA or other regulatory authorities regulations, including the demonstration of purity and potency;
•	changes in FDA or other regulatory authorities requirements;
•	production costs; and/or
•	development of advanced manufacturing techniques and process controls.

In addition, we or any third-party manufacturer will be required to register the manufacturing facilities with the FDA and other regulatory authorities, provided it had not already registered.  The facilities will be subject to inspections confirming compliance with cGMP or other regulations.  If any of our third-party manufacturers or we fail to maintain regulatory compliance, the FDA can impose regulatory sanctions including, among other things, refusal to approve a pending application for a new drug product or biologic product, or revocation of a pre-existing approval.  As a result, our business, financial condition and results of operations may be materially harmed.

We Currently Depend On A Government Contract To Partially Fund Our Research And Development Efforts.  If Our Current Government Funding Is Reduced Or Delayed, Our Drug Development Efforts May Be Negatively Affected.

On June 30, 2008, we were awarded up to a five-year contract potentially worth up to $44.4 million to test and develop bavituximab and an equivalent fully human antibody as potential broad-spectrum treatments for viral hemorrhagic fever infections.  The initial contract was awarded through the Transformational Medical Technologies Initiative (“TMTI”) of the U.S. Department of Defense's Defense Threat Reduction Agency “DTRA”).  This federal contract is expected to provide us with up to $22.3 million in funding over a 24-month base period, with $14.3 million having been appropriated through the current federal fiscal year ending September 30, 2009.  The remainder of the $22.3 million in funding is expected to be appropriated over the remainder of the two-year base period ending June 29, 2010.  Subject to the progress of the program and budgetary considerations in future years, the contract can be extended beyond the base period to cover up to $44.4 million in funding over the five-year contract period.  Work under this contract commenced on June 30, 2008.  If we do not receive the expected funding under this contract, we may not be able to develop therapeutics to treat hemorrhagic fever virus infection nor otherwise receive the other indirect benefits that may be derived from receipt of the full funding under this contract.

Federal Government Contracts Contain Provisions Giving Government Customers A Variety Of Rights That Are Unfavorable To Us, Including The Ability To Terminate A Contract At Any Time For Convenience.

Federal government contracts, such as our contract with the DTRA, contain provisions, and are subject to laws and regulations, that give the government rights and remedies not typically found in commercial contracts. These provisions may allow the government to:

•	Reduce, cancel, or otherwise modify our contracts or related subcontract agreements;
•	Decline to exercise an option to renew a multi-year contract;
•	Claim rights in products and systems produced by us;
•
Prohibit future procurement awards with a particular agency as a result of a finding of an organizational conflict of interest based upon prior related work performed for the agency that would give a contractor an unfair advantage over competing contractors;

•	Subject the award of contracts to protest by competitors, which may require the contracting federal agency or department to suspend our performance pending the outcome of the protest;
•	Suspend or debar us from doing business with the federal government or with a governmental agency; and
•	Control or prohibit the export of our products and services.

If the government terminates our contract for convenience, we may recover only our incurred or committed costs, settlement expenses and profit on work completed prior to the termination. If the government terminates our contract for default, we may not recover even those amounts, and instead may be liable for excess costs incurred by the government in procuring undelivered items and services from another source. If the DTRA were to unexpectedly terminate or cancel, or decline to exercise the option to extend our contract beyond the base period, our revenues, product development efforts and operating results would be materially harmed.

We May Have Significant Product Liability Exposure Because We Maintain Only Limited Product Liability Insurance.

We face an inherent business risk of exposure to product liability claims in the event that the administration of one of our drugs during a clinical trial adversely affects or causes the death of a patient.  Although we maintain product liability insurance for clinical studies in the amount of $3,000,000 per occurrence or $3,000,000 in the aggregate on a claims-made basis, this coverage may not be adequate.  Product liability insurance is expensive, difficult to obtain and may not be available in the future on acceptable terms, if at all.  Our inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims in excess of our insurance coverage, if any, or a product recall, could negatively impact our financial position and results of operations.

In addition, the contract manufacturing services that we offer through Avid expose us to an inherent risk of liability as the antibodies or other substances manufactured by Avid, at the request and to the specifications of our customers, could possibly cause adverse effects or have product defects.  We obtain agreements from our customers indemnifying and defending us from any potential liability arising from such risk.  There can be no assurance that such indemnification agreements will adequately protect us against potential claims relating to such contract manufacturing services or protect us from being named in a possible lawsuit.  Although Avid has procured insurance coverage, there is no guarantee that we will be able to maintain our existing coverage or obtain additional coverage on commercially reasonable terms, or at all, or that such insurance will provide adequate coverage against all potential claims to which we might be exposed.  A partially successful or completely uninsured claim against Avid would have a material adverse effect on our consolidated operations.

If We Are Unable To Obtain, Protect And Enforce Our Patent Rights, We May Be Unable To Effectively Protect Or Exploit Our Proprietary Technology, Inventions And Improvements.

Our success depends in part on our ability to obtain, protect and enforce commercially valuable patents.  We try to protect our proprietary positions by filing United States and foreign patent applications related to our proprietary technology, inventions and improvements that are important to developing our business.  However, if we fail to obtain and maintain patent protection for our proprietary technology, inventions and improvements, our competitors could develop and commercialize products that would otherwise infringe upon our patents.

Our patent position is generally uncertain and involves complex legal and factual questions.  Legal standards relating to the validity and scope of claims in the biotechnology and biopharmaceutical fields are still evolving.  Accordingly, the degree of future protection for our patent rights is uncertain.  The risks and uncertainties that we face with respect to our patents include the following:

•	the pending patent applications we have filed or to which we have exclusive rights may not result in issued patents or may take longer than we expect to result in issued patents;
•	the claims of any patents that issue may not provide meaningful protection;
•	we may be unable to develop additional proprietary technologies that are patentable;
•	the patents licensed or issued to us may not provide a competitive advantage;
•	other parties may challenge patents licensed or issued to us;
•
disputes may arise regarding the invention and corresponding ownership rights in inventions and know-how resulting from the joint creation or use of intellectual property by us, our licensors, corporate partners and other scientific collaborators; and

•	other parties may design around our patented technologies.

We May Become Involved In Lawsuits To Protect Or Enforce Our Patents That Would Be Expensive And Time Consuming.

In order to protect or enforce our patent rights, we may initiate patent litigation against third parties.  In addition, we may become subject to interference or opposition proceedings conducted in patent and trademark offices to determine the priority and patentability of inventions.  The defense of intellectual property rights, including patent rights through lawsuits, interference or opposition proceedings, and other legal and administrative proceedings, would be costly and divert our technical and management personnel from their normal responsibilities.  An adverse determination of any litigation or defense proceedings could put our pending patent applications at risk of not being issued.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation.  For example, during the course of this kind of litigation, confidential information may be inadvertently disclosed in the form of documents or testimony in connection with discovery requests, depositions or trial testimony.  This disclosure could have a material adverse effect on our business and our financial results.

We May Not Be Able To Compete With Our Competitors In The Biotechnology Industry Because Many Of Them Have Greater Resources Than We Do And They Are Further Along In Their Development Efforts.

The pharmaceutical and biotechnology industry is intensely competitive and subject to rapid and significant technological change.  Many of the drugs that we are attempting to discover or develop will be competing with existing therapies.  In addition, we are aware of several pharmaceutical and biotechnology companies actively engaged in research and development of antibody-based products that have commenced clinical trials with, or have successfully commercialized, antibody products.  Some or all of these companies may have greater financial resources, larger technical staffs, and larger research budgets than we have, as well as greater experience in developing products and running clinical trials.  We expect to continue to experience significant and increasing levels of competition in the future.  In addition, there may be other companies which are currently developing competitive technologies and products or which may in the future develop technologies and products that are comparable or superior to our technologies and products.

We are conducting the Cotara® dose confirmation and dosimetry clinical trial for the treatment of recurrent glioblastoma multiforme (“GBM”), the most aggressive form of brain cancer.  Approved treatments for brain cancer include the Gliadel® Wafer (polifeprosan 20 with carmustine implant) from Eisai, Inc., Temodar® (temozolomide) from Schering-Plough Corporation and Avastin® (bevacizumab).  Gliadel® is inserted in the tumor cavity following surgery and releases a chemotherapeutic agent over time.  Temodar® is administered orally to patients with brain cancer.  Avastin® is a monoclonal antibody that targets vascular endothelial growth factor to prevent the formation of new tumor blood vessels.

Because Cotara® targets brain tumors from the inside out, it is a novel treatment dissimilar from other drugs in development for this disease.  Some products in development may compete with Cotara® should they become approved for marketing.  These products include, but are not limited to:  131I-TM601, a radiolabeled chlorotoxin peptide being developed by TransMolecular, Inc., CDX-110, a peptide vaccine under development by Celldex, cilengitide, an integrin-targeting peptide being evaluated by Merk KGaA, and cediranib, a VEGFR tyrosine kinase inibitor being developed by AstraZeneca.  In addition, oncology products marketed for other indications such as Gleevec® (Novartis), Tarceva® (Genentech/OSI), and Nexavar® (Bayer), are being tested in clinical trials for the treatment of brain cancer.

Bavituximab is currently in clinical trials for the treatment of advanced solid cancers.  There are a number of possible competitors with approved or developmental targeted agents used in combination with standard chemotherapy for the treatment of cancer, including but not limited to, Avastin® by Genentech, Inc., Gleevec® by Novartis, Tarceva® by OSI Pharmaceuticals, Inc. and Genentech, Inc., Erbitux® by ImClone Systems Incorporated and Bristol-Myers Squibb Company, Rituxan® and Herceptin® by Genentech, Inc., and Vectibix™ by Amgen.  There are a significant number of companies developing cancer therapeutics using a variety of targeted and non-targeted approaches.  A direct comparison of these potential competitors will not be possible until bavituximab advances to later-stage clinical trials.

In addition, we are evaluating bavituximab for the treatment of HCV.  Bavituximab is a first-in-class approach for the treatment of HCV.  We are aware of no other products in development targeting phosphatidylserine as a potential therapy for HCV.  There are a number of companies that have products approved and on the market for the treatment of HCV, including but not limited to:  Peg-Intron® (pegylated interferon-alpha-2b), Rebetol® (ribavirin), and Intron-A (interferon-alpha-2a), which are marketed by Schering-Plough Corporation, and Pegasys® (pegylated interferon-alpha-2a), Copegus® (ribavirin USP) and Roferon-A® (interferon-alpha-2a), which are marketed by Roche Pharmaceuticals, and Infergen® (interferon alfacon-1) now marketed by Three Rivers Pharmaceuticals, LLC.  First line treatment for HCV has changed little since alpha interferon was first introduced in 1991.  The current standard of care for HCV includes a combination of an alpha interferon (pegylated or non-pegylated) with ribavirin.  This combination therapy is generally associated with considerable toxicity including flu-like symptoms, hematologic changes and central nervous system side effects including depression.  It is not uncommon for patients to discontinue alpha interferon therapy because they are unable to tolerate the side effects of the treatment.

Future treatments for HCV are likely to include a combination of these existing products used as adjuncts with products now in development.  Later-stage developmental treatments include improvements to existing therapies, such as Albuferon™ (albumin interferon) from Human Genome Sciences, Inc.  Other developmental approaches include, but are not limited to, protease inhibitors such as telaprevir from Vertex Pharmaceuticals Incorporated and boceprevir from Schering-Plough Corporation.

Avid Bioservices, Our subsidiary, Is Exposed To Risks Resulting From Its Small Customer Base.

A significant portion of Avid Bioservices’ revenues have historically been derived from a small customer base.  These customers typically do not enter into long-term contracts because their need for drug supply depends on a variety of factors, including the drug’s stage of development, their financial resources, and, with respect to commercial drugs, demand for the drug in the market.  Our results of operations could be adversely affected if revenue from any one of our primary customers is significantly reduced or eliminated

If We Lose Qualified Management And Scientific Personnel Or Are Unable To Attract And Retain Such Personnel, We May Be Unable To Successfully Develop Our Products Or We May Be Significantly Delayed In Developing Our Products.

Our success is dependent, in part, upon a limited number of key executive officers, each of whom is an at-will employee, and also upon our scientific researchers.  For example, because of his extensive understanding of our technologies and product development programs, the loss of Mr. Steven W. King, our President & Chief Executive Officer and Director, would adversely affect our development efforts and clinical trial programs during the six to twelve month period that we estimate it would take to find and train a qualified replacement.

We also believe that our future success will depend largely upon our ability to attract and retain highly-skilled research and development and technical personnel.  We face intense competition in our recruiting activities, including competition from larger companies with greater resources.  We do not know if we will be successful in attracting or retaining skilled personnel.  The loss of certain key employees or our inability to attract and retain other qualified employees could negatively affect our operations and financial performance.

Our Governance Documents And State Law Provide Certain Anti-Takeover Measures Which Will Discourage A Third Party From Seeking To Acquire Us Unless Approved By the Board of Directors.

We adopted a shareholder rights plan, commonly referred to as a “poison pill,” on March 16, 2006.  The purpose of the shareholder rights plan is to protect stockholders against unsolicited attempts to acquire control of us that do not offer a fair price to our stockholders as determined by our Board of Directors.  Under the plan, the acquisition of 15% or more of our outstanding common stock by any person or group, unless approved by our board of directors, will trigger the right of our stockholders (other than the acquiror of 15% or more of our common stock) to acquire additional shares of our common stock, and, in certain cases, the stock of the potential acquiror, at a 50% discount to market price, thus significantly increasing the acquisition cost to a potential acquiror.  In addition, our certificate of incorporation and by-laws contain certain additional anti-takeover protective devices.  For example,

•	no stockholder action may be taken without a meeting, without prior notice and without a vote; solicitations by consent are thus prohibited;
•	special meetings of stockholders may be called only by our Board of Directors; and
•
our Board of Directors has the authority, without further action by the stockholders, to fix the rights and preferences, and issue shares, of preferred stock. An issuance of preferred stock with dividend and liquidation rights senior to the common stock and convertible into a large number of shares of common stock could prevent a potential acquiror from gaining effective economic or voting control.

Further, we are subject to Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, restricts certain transactions and business combinations between a corporation and a stockholder owning 15% or more of the corporation’s outstanding voting stock for a period of three years from the date the stockholder becomes a 15% stockholder.

Although we believe these provisions and our rights plan collectively provide for an opportunity to receive higher bids by requiring potential acquirers to negotiate with our Board of Directors, they would apply even if the offer may be considered beneficial by some stockholders.  In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our Board of Directors, which is responsible for appointing the members of our management.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference herein contain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and 21E of the Exchange Act. Some of the statements under “About Peregrine Pharmaceuticals, Inc.”, “Risk Factors” and elsewhere in this prospectus constitute “forward-looking” statements.  These statements involve known and unknown risks, including, among others, risks resulting from economic and market conditions, the regulatory environment in which we operate, pricing pressures, accurately forecasting operating and capital expenditures and clinical trial costs, competitive activities, uncertainties of litigation and other business conditions, and are subject to uncertainties and assumptions contained elsewhere in this prospectus.  We base our forward-looking statements on information currently available to us, and, in accordance with the requirements of federal securities laws, we will disclose to you material developments affecting such statements.  Our actual operating results and financial performance may prove to be very different from what we have predicted as of the date of this prospectus due to certain risks and uncertainties.  The risks described above in the section entitled “Risk Factors” specifically address some of the factors that may affect our future operating results and financial performance.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, which may include research and development expenses, clinical trial expenses, repayment of debt, expansion of our contract manufacturing capabilities and increasing our working capital.  Pending the application of the net proceeds, we expect to invest the proceeds in investment grade, interest bearing securities. We will not receive any proceeds from the sale of common stock by the selling security holders.

The principal purposes of this offering are to increase our operating and financial flexibility.  As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of this offering.  Accordingly, our management will have broad discretion in the application of net proceeds, if any.

DESCRIPTION OF COMMON STOCK

As of the date of the prospectus, we are authorized to issue up to 325,000,000 shares of common stock, $.001 par value per share.  As of August 6 , 2009, 236,968,914 shares of our common stock were outstanding.  In addition, we reserved an additional 16,802,392 shares of common stock for issuance under our stock option plans and warrant agreements that were issued and outstanding or reserved for issuance as of August 6 , 2009.

Dividends

Our Board of Directors may, out of funds legally available, at any regular or special meeting, declare dividends to the holders of shares of our common stock as and when they deem expedient, subject to the rights of holders of the preferred stock, if any.

Voting

Each share of common stock entitles the holders to one vote per share on all matters requiring a vote of the stockholders, including the election of directors.  No holders of shares of common stock shall have the right to vote such shares cumulatively in any election for the Board of Directors.

Rights Upon Liquidation

In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of our common stock will be entitled to share equally in our assets available for distribution after payment in full of all debts and after the holders of preferred stock, if any, have received their liquidation preferences in full.

Miscellaneous

No holders of shares of our common stock shall have any preemptive rights to subscribe for, purchase or receive any shares of any class, whether now or hereafter authorized, or any options or warrants to purchase any such shares, or any securities convertible into or exchanged for any such shares, which may at any time be issued, sold or offered for sale by us.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock. We may issue warrants independently or together with shares of our common stock, and the warrants may be attached to or separate from our shares of common stock. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

A copy of the form of warrant agreement, including the form of warrant certificate representing a series of warrants, will be filed with the SEC in connection with the offering of a particular series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any prospectus supplement, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

●	the offering price and aggregate number of warrants offered;
●	the currency for which the warrants may be purchased;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;
●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
●
in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
●	the terms of any rights to redeem or call the warrants;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
●	the dates on which the right to exercise the warrants will commence and expire;
●	the manner in which the warrant agreements and warrants may be modified;
●	the anti-dilutive protections given to the holder of such warrant;
●	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;
●	the terms of the securities issuable upon exercise of the warrants; and
●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of California.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants

As of August 6 , 2009, there were outstanding warrants to purchase 1,692,047 shares of common stock at an exercise price of $0.2955 per share.

PLAN OF DISTRIBUTION

We may use this prospectus and any related prospectus supplement to sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods.  We may sell the securities (1) through underwriters or dealers, (2) through agents, and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions at:

●      a fixed price or prices, which may be changed;
●      market prices prevailing at the time of sale;
●      prices related to the prevailing market prices; or
●      negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus.  We may also designate agents to solicit offers to purchase the securities from time to time.  We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

We, or agents designated by us, may directly solicit, from time to time, offers to purchase our securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. We will name the agents involved in the offer or sale of our securities and describe any commissions payable by us to these agents in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements, which may be entered into with us, to indemnification by us against specific civil liabilities, including liabilities under the Securities Act. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions.  The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.  Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.  We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain, or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

Shares of common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on the Nasdaq Capital Market.  To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities.  This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them.  In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option.  In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions.  The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market.  These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

In order to comply with the securities laws of certain states, if applicable, the securities offered by this prospectus may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in certain states the securities offered by this prospectus may not be sold unless such securities have been registered or qualified for sale in these states or an exemption from registration or qualification is available and complied with.

Our common stock is currently traded on the Nasdaq Capital Market under the symbol “PPHM.”

SELLING SECURITY HOLDERS

In addition to covering the offering of securities by us, this prospectus covers the offering for resale of common stock by the security holders listed below.

The shares of common stock being registered for the account of Midcap Funding I, LLC and BlueCrest Venture Finance Master Fund Limited (as assignee of the warrant we originally issued to BlueCrest Capital Finance, L.P.) (collectively, the “Lenders”), are shares underlying certain warrants we issued in connection with a loan and security agreement that closed on December 19, 2008 (the “Loan Agreement”). We are registering the shares underlying the aforementioned warrants in order to permit the Lenders to offer the shares for resale from time to time. Except for ownership of the warrants and the making of the loan under the Loan Agreement, neither Lender has had any material relationship with us within the past three years.  The shares of common stock being registered for the account of the remaining selling security holder, Dr. Philip E. Thorpe, are shares underlying a non-qualified stock option which was granted to Dr. Thorpe on December 22, 1999.  Dr. Thorpe is a member of the Company’s Scientific Resource Board and an inventor of certain technologies that the Company has in-licensed from the University of Texas Southwestern Medical Center at Dallas.

The following table presents information regarding the selling security holders and the shares that they may offer and sell from time to time under this prospectus.  This table is prepared based on information supplied to us by the selling security holders, and reflects holdings as of July 10, 2009.  As used in this prospectus, the term “selling security holders” includes the entities and person listed below and any donees, pledges, transferees or other successors-in-interest selling shares received after the date of this prospectus from any of the selling security holders as a gift, pledge or other transfer.  Except as set forth in the footnotes below, beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act.

	Shares of Common Stock Beneficially Owned Prior to Offering		Number of Shares Being Offered	Shares of Common Stock Beneficially Owned After Offering
Name of Selling Security Holder	Number(1)	Percent(2)		Number(3)	Percent(3)
Midcap Funding I, LLC (4)	1,184,433	*	1,184,433	0	*
BlueCrest Venture Finance Master Fund Limited (5)	507,614	*	507,614	0	*
Dr. Philip E. Thorpe (6)	710,914	*	181,664	529,250	*

*      Less than one percent.

(1)
Represents all of the shares beneficially owned by the selling stockholder as of July 10, 2009, including those issuable upon the exercise of any warrants and/or stock options owned by the selling security holder.  The number of shares beneficially owned by the selling security holder may increase as a result of anti-dilution adjustments.

(2)
The percentage of shares beneficially owned prior to the offering is based on 236,968,914 shares of our common stock outstanding as of August 6 , 2009.  Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of the date of this prospectus are deemed outstanding for computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage for any other selling security holder.

(3)
The number of shares and percentage of ownership in these columns assumes that the selling security holders will offer and sell all of the shares of common stock registered under this prospectus.  The selling stockholders may elect to sell some, all or none of their shares.  We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares.  Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of the date of this prospectus are deemed outstanding for computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage for any other selling stockholder.

(4)
Mr. William Gould, President, Asset Based Lending and Life Sciences of Midcap Financial, LLC, has voting and dispositive power with respect to the shares of this selling stockholder that are registered under this prospectus.  Mr. Gould disclaims beneficial ownership of any such shares. The address for the selling security holder is : 7735 Old Georgetown Road, Suite 400, Bethesda, Maryland 20814.

(5)
Mr. Paul Dehadray, General Counsel of  BlueCrest Capital Management LLP, the agent and investment manager to the selling stockholder has voting and dispositive power with respect to the shares of this selling stockholder that are registered under this prospectus.  Both Mr. Dehadray  and BlueCrest Capital Management LLP disclaim beneficial ownership of any such shares.  The address for the selling security holder is: c/o BlueCrest Capital Finance LP, 225 West Washington, Suite 200, Chicago, Illinois 60606,

(6)
Includes 11,250 shares of common stock and options to purchase 699,664 shares of common stock.  The address for the selling security holder is: Dr. Thorpe, c/o Peregrine Pharmaceuticals, Inc., 14282 Franklin Avenue, Tustin, California, 92780.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Snell & Wilmer LLP, Costa Mesa, California, counsel to Peregrine Pharmaceuticals, Inc.  Certain legal matters will be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended April 30, 2009 (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements) and the effectiveness of our internal control over financial reporting as of April 30, 2009, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

WHERE TO LEARN MORE ABOUT US

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. For further information regarding the Company and our securities, please see the registration statement and our other filings with the SEC, including our annual, quarterly, and current reports and any proxy statements, which you may read and copy at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our public filings with the SEC are also available to the public on the SEC’s Internet website at www.sec.gov. Our Internet website address is www.peregrineinc.com.

We furnish holders of our common stock with annual reports containing audited financial statements prepared in accordance with accounting principles generally accepted in the United States following the end of each fiscal year. We file reports and other information with the SEC pursuant to the reporting requirements of the Exchange Act.

Descriptions in this prospectus of documents are intended to be summaries of the material, relevant portions of those documents, but may not be complete descriptions of those documents. For complete copies of those documents, please refer to the exhibits to the registration statement and other documents filed by us with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with them, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus, and information that we file later with the Commission automatically updates and supersedes any information in this prospectus.  We have filed the following documents with the Commission.  These documents are incorporated by reference as of their respective dates of filing:

1.	our Annual Report on Form 10-K for the fiscal year ended April 30, 2009, as filed with the Commission on July 14, 2009, under Section 13(a) of the Securities Exchange Act of 1934;

2.	our Current Report on Form 8-K as filed with the Commission on July 14, 2009;

3.	our Definitive Proxy Statement with respect to the Annual Meeting of Stockholders held on October 21, 2008, as filed with the Commission on August 28, 2008;

4.
the description of our common stock contained in our Registration Statement on Form 8-A and Form 8-B (Registration of Successor Issuers) filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description;

5.
the description of our preferred stock purchase rights contained in our Form 8-A filed under the Securities Exchange Act of 1934 on March 17, 2006, including any amendment or report filed for the purpose of updating such descriptions; and

6.	all other reports filed by us under Section 13(a) of 15(d) of the Securities Exchange Act of 1934 since the end of our fiscal year ended April 30, 2009.

All documents we have filed with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement and prior to the effective date of the registration statement or subsequent to the date of this prospectus and prior to the filing of a post-effective amendment indicating that all securities offered have been sold (or which re-registers all securities then remaining unsold), are deemed to be incorporated in this prospectus by this reference and to be made a part of this prospectus from the date of filing of such documents.

We will provide, without charge, upon written or oral request of any person to whom a copy of this prospectus is delivered, a copy of any or all of the foregoing documents and information that has been or may be incorporated in this prospectus by reference, other than exhibits to such documents. Requests for such documents and information should be directed to:

Peregrine Pharmaceuticals, Inc.
Attn: Paul J. Lytle, Chief Financial Officer
 14282 Franklin Avenue
Tustin, California 92780-7017
(714) 508-6000

See also “Where to Learn More About Us.”

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify our directors and officers and may indemnify our employees and other agents to the fullest extent permitted by law.  We believe that indemnification under our Bylaws covers at least negligence and gross negligence by indemnified parties, and permits us to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.  We have liability insurance for our directors and officers.

In addition, our Certificate of Incorporation provides that, under Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty as a director to us and our stockholders.  This provision in the Certificate of Incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law.  In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to our Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law.  The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Provisions of our Bylaws require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to our best interests) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors’ insurance if available on reasonable terms.  To the extent that indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our Company as discussed in the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable.  We believe that our Certificate of Incorporation and Bylaw provisions are necessary to attract and retain qualified persons as directors and officers.

We have in place a directors’ and officers’ liability insurance policy that, subject to the terms and conditions of the policy, insures our directors and officers against losses arising from any wrongful act (as defined by the policy) in his or her capacity as a director or officer. The policy reimburses us for amounts, which we lawfully indemnifies or is required or permitted by law to indemnify its directors and officers.

 You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

		$50,000,000 Common Stock and Warrants 1,873,711 Shares of Common Stock

ABOUT THIS PROSPECTUS	1
OUR BUSINESS	1
RISK FACTORS	5
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	20
USE OF PROCEEDS	20
DESCRIPTION OF COMMON STOCK	21
DESCRIPTION OF WARRANTS	21	PROSPECTUS
PLAN OF DISTRIBUTION	23
SELLING SECURITY HOLDERS	24
LEGAL MATTERS	25
EXPERTS	26
WHERE TO LEARN MORE ABOUT US	26
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	27
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	28
		Dated: August 7, 2009